CREDIT AGREEMENT

Praxair, Inc. and Subsidiaries
EXHIBIT 10.17

[EXECUTION COPY]
$1,000,000,000

CREDIT AGREEMENT

dated as of

December 23, 2004

among

PRAXAIR, INC.

THE ELIGIBLE SUBSIDIARIES REFERRED TO HEREIN

THE LENDERS LISTED HEREIN

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

BANK OF AMERICA, N.A.,
as Syndication Agent

and

Citibank, N.A. and Credit Suisse First Boston
as Co-Documentation Agents

______________________

J.P. Morgan Securities Inc.,

and

Banc of America Securities LLC

Co-Lead Arrangers and Bookrunners

Pricing Schedule
Commitment Schedule
Mandatory Cost Schedule

Exhibit A C Note

Exhibit B C Competitive Bid Quote Request

Exhibit C C Invitation for Competitive Bid Quotes

Exhibit D C Competitive Bid Quote

Exhibit E C Opinion of Counsel for the Company

Exhibit F C Opinion of Special Counsel for the Administrative Agent

Exhibit G C Election to Participate

Exhibit H C Election to Terminate

Exhibit I C Opinion of Counsel for an Eligible Subsidiary

Exhibit J C Assignment and Assumption Agreement

Exhibit K C Designation Agreement

Exhibit L C Extension Agreement

CREDIT AGREEMENT

AGREEMENT dated as of December 23, 2004 among PRAXAIR, INC., the ELIGIBLE SUBSIDIARIES referred to herein, the LENDERS listed on the signature pages hereof, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent and CITIBANK, N.A. and CREDIT SUISSE FIRST BOSTON as Co-Documentation Agents.

The parties hereto agree as follows:

     ARTICLE 1
DEFINITIONS

Section 1.01  . Definitions. The following terms, as used herein, have the following meanings:

"Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Absolute Rates pursuant to Section 2.03.

"Additional Lender" has the meaning set forth in Section 2.20.

"Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

"Administrative Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders under the Loan Documents, and its successors in such capacity.

"Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (which shall promptly following receipt thereof give a copy to the Company) duly completed by such Lender.

"Agents" means the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.

"Alternative Currency" means Euro, British Sterling, Swiss Francs and Canadian Dollars; provided that any other currency (except Dollars) may also be an Alternative Currency if (i) the Company requests, by notice to the Administrative Agent, that such currency be included as an additional Alternative Currency for purposes of this Agreement, (ii) such currency is freely transferable and is freely convertible into Dollars in the London foreign exchange market, (iii) deposits in such currency are customarily offered to banks in the London interbank market, and (iv) each Lender, by notice to the Administrative Agent, approves the inclusion of such currency as an additional Alternative Currency for purposes hereof. The Lenders' approval of any such additional Alternative Currency may be limited to a specified maximum Dollar Amount or a specified period of time or both.

"Alternative Currency Loan" means a Syndicated Loan that is made in an Alternative Currency pursuant to the applicable Notice of Committed Borrowing.

"Applicable Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

"Applicable Lending Office" means, with respect to any Lender and any Loan made by it hereunder to any Borrower, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Applicable Lending Office for Loans of that nature) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Applicable Lending Office for such purpose by not less than five Domestic Business Days' notice to the Company and the Administrative Agent.

"Assessment Rate" has the meaning set forth in Section 2.07(b).

"Assignee" has the meaning set forth in Section 11.06(c).

"Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of ½ of 1% plus the Federal Funds Rate for such day.

"Base Rate Loan" means a Syndicated Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8.

"Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

"Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing. When used in relation to any Loan or Letter of Credit, references to "the Borrower" are to the particular Borrower to which such Loan is or is to be made or at whose request such Letter of Credit is or is to be issued.

"Borrowing" has the meaning set forth in Section 1.03.

"British Sterling" means the lawful currency of the United Kingdom.

"Canadian Dollars" or "Can $" means the lawful currency of Canada.

"CD Base Rate" has the meaning set forth in Section 2.07(b).

"CD Loan" means a Syndicated Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

"CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

"CD Rate" has the meaning set forth in Section 2.07(b).

"CD Reference Banks" means JPMorgan Chase Bank, N.A., Bank of America, N.A. and Citibank, N.A.

"Co-Documentation Agents" means Citibank, N.A. and Credit Suisse First Boston.

"Commitment" means (i) with respect to each Lender, the amount of such Lender's Commitment, as such amount is set forth opposite the name of such Lender on the Commitment Schedule, (ii) with respect to any Additional Lender, the amount of the Commitment assumed by it pursuant to Section 2.20 and (iii) with respect to any Assignee, the amount of the transferor Lender's Commitment assigned to it pursuant to Section 11.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.09, 2.20 or Section 11.06(c); provided that, if the context so requires, the term "Commitment" means the obligation of a Lender to extend credit up to such amount to the Borrowers hereunder.

"Commitment Schedule" means the Commitment Schedule attached hereto.

"Committed Loan" means a Syndicated Loan or a Swingline Loan.

"Company" means Praxair, Inc., a Delaware corporation, and its successors.

"Competitive Bid Absolute Rate" has the meaning set forth in Section 2.03(d).

"Competitive Bid Absolute Rate Loan" means a loan to be made by a Lender pursuant to an Absolute Rate Auction.

"Competitive Bid LIBOR Loan" means a loan to be made by a Lender pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).

"Competitive Bid Loan" means a Competitive Bid LIBOR Loan or a Competitive Bid Absolute Rate Loan.

"Competitive Bid Margin" has the meaning set forth in Section 2.03(d).

"Competitive Bid Quote" has the meaning set forth in Section 2.03(d).

"Competitive Bid Quote Request" has the meaning set forth in Section 2.03(b).

"Consolidated Book Net Worth" means at any date the consolidated shareholders' equity of the Company and its Consolidated Subsidiaries, determined as of such date, calculated without giving effect to changes in the cumulative foreign currency translation adjustment after September 30, 2004.

"Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

"Consolidated Total Debt" means at any date all consolidated Debt of the Company and its Consolidated Subsidiaries determined as of such date.

"Continuing Director" means at any date a member of the Company's board of directors who was either (i) a member of such board twelve months prior to such date or (ii) nominated for election to such board by at least a majority of the Continuing Directors then in office.

"Credit Exposure" means, with respect to any Lender at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if the Commitments have terminated in their entirety, the sum of the aggregate Dollar Amount of its Loans at such time (including any participations in Swingline Loans purchased by it and excluding any participations in Swingline Loans sold by it) plus its Letter of Credit Liabilities at such time.

"Debt" of any Person means at any date, without duplication, to the extent required in accordance with generally accepted accounting principles to be included in the financial statements of such Person or the footnotes thereto,

(i)	all obligations of such Person for borrowed money,

(ii)	all obligations of such Person evidenced by bonds, debentures or notes,

(iii)
all obligations of such Person for installment purchase transactions involving the purchase of property or services over $5,000,000 for any particular transaction, except trade accounts payable and expense accruals arising in the ordinary course of business,

(iv)	all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles,

(v)	all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, and

(vi)	all Debt of others Guaranteed by such Person.

"Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

"Designated Lender" means, with respect to any Designating Lender, an Eligible Designee designated by it pursuant to Section 11.07(a) as a Designated Lender for purposes of this Agreement.

"Designating Lender" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 11.07(a).

"Dollar Amount" means, at any time:

(i)	with respect to any Dollar-Denominated Loan, the principal amount thereof then outstanding;

(ii)	with respect to any Alternative Currency Loan, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 2.21(a); and

(iii)
with respect to any Letter of Credit Liabilities, (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Alternative Currency, the amount thereof converted to Dollars in accordance with Section 2.21(c).

"Dollar-Denominated Loan" means a Loan that is made in Dollars pursuant to the applicable Notice of Borrowing.

"Dollars" and the sign "$" mean lawful currency of the United States.

"Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

"Domestic Consolidated Subsidiary" with respect to any Person means a Consolidated Subsidiary of such Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia.

"Domestic Loans" means CD Loans or Base Rate Loans or both.

"Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

"Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

"Election to Participate" means an Election to Participate substantially in the form of Exhibit G hereto.

"Election to Terminate" means an Election to Terminate substantially in the form of Exhibit H hereto.

"Eligible Designee" means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's.

"Eligible Subsidiary" means (i) Praxair Canada Inc., an Ontario corporation, (ii) PESL and (iii) any other Wholly-Owned Consolidated Subsidiary, in each case, as to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate with respect to such Election to Participate shall not have been delivered to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Subsidiary and the Company in such number of copies as the Administrative Agent may request. If at any time a Subsidiary theretofore designated as an Eligible Subsidiary no longer qualifies as a Wholly-Owned Consolidated Subsidiary, the Company shall cause to be delivered to the Administrative Agent an Election to Terminate terminating the status of such Subsidiary as an Eligible Subsidiary. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred or the Company's guaranty thereof. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any Election to Participate or Election to Terminate.

"Environmental Laws" means all applicable federal, state, local and foreign laws, ordinances, codes, regulations, orders and requirements relating to the protection of, or discharge of materials into, the environment, including, without limitation, the Resource Conservation and Recovery Act of 1976, as amended; the Comprehensive Environmental Response, Compensation and Liability Act; the Toxic Substance Control Act; the Clean Water Act; the Clean Air Act; and the Safe Drinking Water Act.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

"ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

"Euro" and the sign "€" mean the single shared currency of the participating member states of the European Union.

"Euro-Currency Business Day" means a Euro-Dollar Business Day, unless such term is used in connection with an Alternative Currency Loan, in which case such day shall only be a Euro-Currency Business Day if in addition such day is a day on which (i) in the case of an Alternative Currency Loan to be made in Euros, the Trans-European Automated Real-Time Gross Settlement Express Transfer system is open for business and (ii) in the case of an Alternative Currency Loan to be in a currency other than Euros, commercial banks are open for business (including dealings in deposits in such Alternative Currency) in London and the principal financial center in the country which issues the currency in which such Alternative Currency Loan is to be made.

"Euro-Currency Loan" means either a Euro-Dollar Loan or an Alternative Currency Loan.

"Euro-Currency Margin" means a rate per annum determined in accordance with the Pricing Schedule.

"Euro-Currency Rate" has the meaning set forth in Section 2.07(c).

"Euro-Currency Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to the United States residents).

"Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

"Euro-Dollar Loan" means a Syndicated Loan denominated in Dollars which bears interest at a Euro-Currency Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

"Euro-Dollar Reference Banks" means the principal London offices of JPMorgan Chase Bank, N.A., Bank of America, N.A. and Citibank, N.A.

"Event of Default" has the meaning set forth in Article 6.

"Evergreen Letter of Credit" means a Letter of Credit that is automatically extended unless the Issuing Lender gives notice to the beneficiary thereof stating that such Letter of Credit will not be extended.

"Existing Credit Agreement" means the Credit Agreement dated as of July 12, 2000 among the Company, the banks parties thereto and JPMorgan Chase Bank, N.A. of New York, as agent, as amended to the Effective Date.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank, N.A. on such day on such transactions as determined by the Administrative Agent.

"Fixed Rate Loans" means CD Loans, Euro-Currency Loans or Competitive Bid Loans (excluding Competitive Bid LIBOR Loans bearing interest at the Base Rate) or any combination of the foregoing.

"Group" means at any time a group of Loans consisting of (i) all Loans to the same Borrower which are Base Rate Loans at such time, (ii) all Loans to the same Borrower which are CD Loans having the same Interest Period at such time and (iii) all Euro-Currency Loans to the same Borrower denominated in the same currency and having the same Interest Period at such time; provided that, if a Committed Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been if it had not been so converted or made.

"Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person, and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(i)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(ii)
entered into for the purpose of ensuring in any legally enforceable manner the obligee of such Debt of the payment thereof or to protect such obligee in any legally enforceable manner against loss in respect thereof (in whole or in part);

provided that the term Guarantee shall not include:

(a)	endorsements for collection or deposit in the ordinary course of business;

(b)	obligations that are not required in accordance with generally accepted accounting principles to be included in the financial statements of such Person or the footnotes thereto;

(c)
"unconditional purchase obligations" (including take-or-pay contracts) as defined in and as required to be disclosed pursuant to Statement of Financial Accounting Standards No. 47 and the related interpretations, as the same may be amended from time to time, but only to the extent the aggregate present value amount of all such obligations of the Company and its Consolidated Subsidiaries (other than amounts reflected on the balance sheet of the Company and its Consolidated Subsidiaries) is equal to or less than 5% of the net sales of the Company and its Consolidated Subsidiaries as set forth in the Company's consolidated statement of income, determined as of the end of the preceding quarter for the twelve months then ending; and

(d)
any obligations required to be disclosed pursuant to the Statement of Financial Accounting Standards No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, issued March 1990, the Statement of Financial Accounting Standards No. 107, Disclosure about Fair Value of Financial Instruments, issued December 1991, and the Statement of Financial Accounting Standards No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments, issued October 1994, and their related interpretations, as the same may be amended from time to time (except to the extent any such obligation is required to be reflected on the balance sheet of the Company and its Consolidated Subsidiaries).

The term "Guarantee" used as a verb has a corresponding meaning.

"Interest Period" means: (1) with respect to each Euro-Currency Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice, or, if each Lender agrees, nine or twelve months thereafter; provided that:

(a)
any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day;

(b)
any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day of the calendar month which is a number of months after the month in which such Interest Period begins equal to the length of such Interest Period; and

(c)	any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(2)
with respect to each Competitive Bid LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

(a)
any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b)
any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the calendar month which is a number of months after the month in which such Interest Period begins equal to the length of such Interest Period; and

(c)	any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

(3)
with respect to each Competitive Bid Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

(a)
any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

(b)	any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(4)
with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

(a)
any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

(b)	any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

Notwithstanding the foregoing, all Interest Periods at any one time outstanding hereunder shall end on not more than 25 different dates, and the duration of any Interest Period which would otherwise exceed such limitation shall be adjusted so as to coincide with the remaining term of such other then current Interest Period as the Company and the Administrative Agent may agree.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

"Invitation for Competitive Bid Quotes" has the meaning set forth in Section 2.03(c).

"Issuing Lender" means JPMorgan Chase Bank, N.A., Bank of America, N.A. and any other Lender that may agree to issue letters of credit hereunder pursuant to an instrument in form satisfactory to the Company, such Lender and the Administrative Agent, in each case in its capacity as issuer of a Letter of Credit hereunder. An Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by affiliates of such Issuing Lender, in which case the term "Issuing Lender" shall include any such affiliate with respect to Letters of Credit issued by such affiliate.

"Lender" means each bank listed on the signature pages hereof, each Additional Lender or Assignee which becomes a Lender pursuant to Section 2.20 or Section 11.06(c), and their respective successors, in each case for so long as such Person shall be a party to this Agreement

"Lender Parties" has the meaning set forth in Section 11.10.

"Letter of Credit" means a letter of credit to be issued hereunder by the Issuing Lender in accordance with Section 2.16.

"Letter of Credit Liabilities" means, for any Lender and at any time, such Lender's ratable participation in the sum of (x) the amounts then owing by the Borrower in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

"Leverage Ratio" means, at any time, the ratio of (x) Consolidated Total Debt to (y) the sum of Consolidated Total Debt plus Consolidated Book Net Worth at such time.

"LIBOR Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins based on the Applicable Interbank Offered Rate pursuant to Section 2.03.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

"Loan" means a Committed Loan or a Competitive Bid Loan and "Loans" means Committed Loans or Competitive Bid Loans or both.

"Loan Documents" means this Agreement and the Notes.

"Mandatory Cost" means the percentage per annum calculated by the Administrative Agent in accordance with the Mandatory Cost Schedule attached hereto.

"Margin Stock" means "margin stock" as defined in Regulation U.

"Material Adverse Effect" means a material adverse effect on (i) the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, which could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement or any Note or (ii) the rights and remedies of the Lender Parties under the Loan Documents.

"Material Debt" means Debt (other than the Loans) of the Company and/or one or more Material Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $150,000,000.

"Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

"Material Subsidiary" means (i) any one or more Restricted Subsidiaries (but, solely for purposes of paragraphs (h) and (i) of Section 6.01, only if such Subsidiaries have combined Net Tangible Assets of at least $150,000,000), (ii) any one or more other Subsidiaries having combined Net Tangible Assets of more than $500,000,000 and (iii) solely for purposes of paragraphs (h) and (i) of Section 6.01, any Eligible Subsidiary not covered by (i) or (ii) to which any Loan is outstanding or for whose account any Letter of Credit Liabilities are outstanding.

"Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

"Net Tangible Assets" means, as to any Person, its gross assets, net of depreciation and other proper reserves, less its goodwill and other intangible assets.

"Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

"Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Competitive Bid Borrowing (as defined in Section 2.03(f)).

"Notice of Committed Borrowing" has the meaning set forth in Section 2.02.

"Notice of Competitive Bid Borrowing" has the meaning set forth in Section 2.03(f).

"Notice of Interest Rate Election" has the meaning set forth in Section 2.10.

"Notice of Issuance" has the meaning set forth in Section 2.16(b).

"Obligor" means the Company or any Eligible Subsidiary.

"Other Taxes" has the meaning set forth in Section 8.04(a).

"Outstanding Committed Amount" means, as to any Lender at any time, the sum of (i) the aggregate Dollar Amount of Committed Loans made by it which are outstanding at such time, plus (ii) the aggregate Dollar Amount of its Letter of Credit Liabilities at such time, plus (iii) in the case of any Lender other than the Swingline Lenders, the aggregate amount of its participating interests in any Unrefunded Swingline Loans.

"Parent" means, with respect to any Lender, any Person controlling such Lender.

"Participant" has the meaning set forth in Section 11.06(b).

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"PESL" means Praxair Euroholding, S.L., a sociedad de responsabilidad limitada organized under the laws of Spain, and its successors.

"Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

"Pricing Schedule" means the Pricing Schedule attached hereto.

"Prime Rate" means the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York City from time to time as its prime rate.

"Quarterly Date" means each March 31, June 30, September 30 and December 31; provided, that if any such date falls on a day that is not a Domestic Business Day, the Quarterly Date shall be the next succeeding Domestic Business Day.

"Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

"Regulation D" and "Regulation U" means Regulation D and Regulation U, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Reimbursement Obligation" has the meaning set forth in Section 2.16(d).

"Required Lenders" means at any time Lenders with more than 50% of the aggregate amount of the Credit Exposures at such time.

"Restricted Subsidiary" means

(i) any Domestic Consolidated Subsidiary of the Company, and

(ii) Praxair Canada Inc.

"Revolving Credit Period" means the period from and including the Effective Date to and including the Termination Date.

"Spot Rate" means in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

"Subsidiary" with respect to any Person means any corporation or other entity of which such Person directly or indirectly owns a majority of the securities or other ownership interests having ordinary voting power to elect the board of directors or other persons performing similar functions. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

"Swiss Francs" means the lawful currency of Switzerland.

"Swingline Lenders" means each of JPMorgan Chase Bank, N.A., Bank of America, N.A., and their respective successors.

"Swingline Loan" means a loan made by a Swingline Lender pursuant to Section 2.01(b).

"Swingline Takeout Loan" means a Base Rate Loan made pursuant to Section 2.18.

"Syndicated Loan" means a Loan made by a Lender pursuant to Section 2.01(a); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Syndicated Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

"Syndication Agent" means Bank of America, N.A., in its capacity as syndication agent in respect of this Agreement.

"Taxes" has the meaning set forth in Section 8.04(a).

"Termination Date" means (i) December 23, 2009, or (ii) such later day to which the Termination Date may be extended pursuant to Section 2.01(c), but if such day is not a Euro-Currency Business Day, then the Termination Date shall be the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Currency Business Day.

"Total Outstanding Amount" means, at any time, the aggregate Dollar Amount of all Loans outstanding at such time plus the aggregate Dollar Amount of the Letter of Credit Liabilities of all Lenders at such time.

"Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

"United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

"Unrefunded Swingline Loans" has the meaning set forth in Section 2.18(b).

"Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except for qualifying shares held by directors or foreign nationals in accordance with applicable law) are at the time owned by the Borrower or one or more other Wholly-Owned Consolidated Subsidiaries.

Section 1.02  . Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with U.S. generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in U.S. generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article 5 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of U.S. generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

Section 1.03  . Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Lenders to be made to a single Borrower pursuant to Article 2 in the same currency on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by method of determining interest on the Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Currency Borrowing, a CD Borrowing or a Competitive Bid Borrowing (excluding any such Borrowing consisting of Swingline Loans or Competitive Bid LIBOR Loans bearing interest at the Base Rate), and a "Euro-Currency Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Syndicated Borrowing" is a Borrowing under Section 2.01(a) in which all Lenders participate in proportion to their Commitments, while a "Competitive Bid Borrowing" is a Borrowing under Section 2.03 in which the participating Lenders are determined on the basis of their bids in accordance therewith).

      ARTICLE 2
THE CREDIT

Section 2.01  . Commitments to Lend. (a) Syndicated Loans. During the Revolving Credit Period each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans denominated in Dollars or in an Alternative Currency to any Borrower from time to time in amounts such that (i) such Lender's Outstanding Committed Amount shall not exceed its Commitment and (ii) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments. Each Borrowing under this subsection (other than a Swingline Takeout Borrowing) shall be in a minimum aggregate Dollar Amount of $5,000,000 and, in the case of a Dollar-Denominated Borrowing, a multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available to the Borrowers in accordance with Section 3.02 and any such Borrowing pursuant to Section 2.16(a) or Section 2.18(a) may be in the amount specified therein) and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

(b)
Swingline Loans. From time to time prior to the Termination Date, each Swingline Lender agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company in Dollars pursuant to this subsection from time to time in amounts such that (i) its Outstanding Committed Amount shall not exceed the amount of its Commitment and (ii) the aggregate principal amount of Swingline Loans at any time outstanding shall not exceed $50,000,000. Within the foregoing limits, the Company may borrow under this subsection, repay or prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection. Each Borrowing under this subsection 2.01(b) shall be in an aggregate principal amount of $100,000 or any larger multiple of $100,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02), and shall be made from the Swingline Lenders ratably in proportion to their Commitments.

(c)
The Termination Date may be extended on up to two occasions in the manner set forth in this subsection (c) for a period of one year from the Termination Date then in effect. If the Company wishes to request an extension of the Termination Date, the Company shall give written notice to that effect to the Administrative Agent not less than 45 nor more than 90 days prior to the first or second anniversary of the date hereof, whereupon the Administrative Agent shall promptly notify each of the Lenders of such request. Each Lender will use its best efforts to respond to such request, whether affirmatively or negatively, as it may elect in its sole and absolute discretion, within 30 days of such notice to the Administrative Agent. Any Lender not responding to such request within such time period shall be deemed to have responded negatively to such request. The Company may request the Lenders that do not elect to extend the Termination Date to assign their Commitments in their entirety to one or more Assignees pursuant to Section 11.06 which Assignees will agree to extend the Termination Date. If all Lenders (including such Assignees and excluding their respective transferor Lenders) respond affirmatively, then, subject to receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit L hereto duly completed and signed by all of the parties thereto, the Termination Date shall be extended to the first anniversary of the Termination Date then in effect.

Section 2.02  . Making of Committed Borrowings. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") (i) not later than 12:00 Noon (New York City time) on (w) the date of each Base Rate Borrowing, (x) the first Domestic Business Day before each CD Borrowing, (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, and (z) the fourth Euro-Currency Business Day before each Alternative Currency Borrowing and (ii) not later than 2:00 P.M. (New York City time) on the date of each Swingline Loan, specifying:

(a)	the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Swingline Loan and a Euro-Currency Business Day in the case of a Euro-Currency Borrowing;

(b)	the currency and the aggregate amount (in such currency) of such Borrowing;

(c)	whether the Loans comprising such Borrowing are to be Swingline Loans;

(d)	in the case of a Syndicated Borrowing in Dollars, whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Currency Rate; and

(e)	in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Section 2.03  . Competitive Bid Borrowings. (a) The Competitive Bid Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Lenders to make offers to make Competitive Bid Loans in Dollars or in Canadian Dollars to the Borrower from time to time during the Revolving Credit Period. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

(b)
Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section, it shall transmit to the Administrative Agent a request (a "Competitive Bid Quote Request") substantially in the form of Exhibit B hereto so as to be received not later than (x) 11:00 A.M. (New York City time) on the fourth Euro-Dollar Business Day before the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) 9:00 A.M. (New York City time) on the Domestic Business Day which is the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

(i)	the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

(ii)	the currency and aggregate Dollar Amount of such Borrowing, which shall be not less than $5,000,000 and, in the case of Dollar-Denominated Loans, a multiple of $1,000,000,

(iii)	the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

(iv)	whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Absolute Rate.

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request.

(c)
Invitation for Competitive Bid Quotes. Promptly after receiving a Competitive Bid Quote Request, the Administrative Agent shall send to the Lenders an invitation (an "Invitation for Competitive Bid Quotes") substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section.

(d)
Submission and Contents of Competitive Bid Quotes. (i) Each Lender may submit a quote (a "Competitive Bid Quote") containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection 2.03(d) and must be submitted to the Administrative Agent by telex or facsimile at its address referred to in Section 11.01 not later than 11:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Competitive Bid Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour before the deadline for the other Lenders, in the case of a LIBOR Auction or (y) 15 minutes before the deadline for the other Lenders, in the case of an Absolute Rate Auction. Subject to Articles 3 and 8, any Competitive Bid Quote so made shall not be revocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

(ii)	Each Competitive Bid Quote shall be substantially in the form of Exhibit D hereto and shall in any case specify:

(A)  the proposed date of Borrowing,

(B)
the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be a Dollar Amount of at least $5,000,000 and, in the case of a Dollar-Denominated Loan, a multiple of $1,000,000, (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be accepted,

(C)
in the case of a LIBOR Auction, the margin above or below the Applicable Interbank Offered Rate (the "Competitive Bid Margin") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

(D)
in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Competitive Bid Absolute Rate") offered for each such Competitive Bid Loan, and

(E)  the identity of the quoting Lender.

A Competitive Bid Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

(iii)  Any Competitive Bid Quote shall be disregarded if it:

(A)	is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii) above;

(B)	contains qualifying, conditional or similar language;

(C)	proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

(D)  arrives after the time set forth in subsection (d)(i).

(e)
Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms of (i) any Competitive Bid Quote submitted by a Lender that is in accordance with subsection (d) and (ii) any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

(f)
Acceptance and Notice by Borrower. Not later than 12:00 Noon (New York City time) on (x) the third Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Competitive Bid Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

(i)	the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

(ii)	the Dollar Amount of each Competitive Bid Borrowing must be at least $5,000,000 and, in the case of Dollar-Denominated Loans, a multiple of $1,000,000;

(iii)	acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be; and

(iv)	the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

(g)
Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in multiples of $1,000,000 or Can $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

Section 2.04  . Notice to Lenders; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly (but in any event on the same day) notify each Lender participating therein of the contents thereof and of such Lender's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(b)	On the date of each Borrowing, each Lender participating therein shall make available its ratable share of such Borrowing:

(A)
if such Borrowing is to be made in Dollars, not later than 12:00 Noon (New York City time), in funds immediately available in New York City, to the Administrative Agent at its office specified in or pursuant to Section 11.01; or

(B)
if such Borrowing is to be made in an Alternative Currency, in such Alternative Currency (in funds immediately available to the Administrative Agent or such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Administrative Agent at such time and place as shall have been notified by the Administrative Agent to the Borrower and the Lenders.

Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, (i) if such Borrowing is to be made in Dollars or Canadian Dollars, the Administrative Agent shall make such aggregate funds available to the Borrower by depositing the proceeds thereof, in like funds as received by the Administrative Agent, in the account of the Borrower with the Administrative Agent as promptly as practicable, but in no event later than 2:00 P.M. (New York City time) on the date of such Borrowing and (ii) if such Borrowing is to be made in another Alternative Currency, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the aforesaid address.

(c)
Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate (if such Borrowing is in Dollars) or the Applicable Interbank Offered Rate (if such Borrowing is in an Alternative Currency). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement. Nothing contained in this subsection (c) shall relieve any Lender which has failed to make available its share of any Borrowing hereunder from its obligation to do so in accordance with the terms hereof.

(d)
The failure of any Lender to make available to the Administrative Agent its share of any Borrowing on the date of such Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make available to the Administrative Agent its share of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make available the share of any Borrowing to be made available by such other Lender on such date of Borrowing.

Section 2.05  . Registry; Notes. (a) The Administrative Agent shall maintain a register (the "Register") on which it will record the Commitment of each Lender, each Loan made by such Lender and each repayment of any Loan made by such Lender. Any such recordation by the Administrative Agent on the Register shall be presumptively correct, absent manifest error. Failure to make any such recordation, or any error in such recordation, shall not affect any Borrower's obligations hereunder.

(b)
Each Borrower hereby agrees that, promptly upon the request of any Lender at any time, such Borrower shall deliver to such Lender a single Note, in substantially the form of Exhibit A hereto, duly executed by such Borrower and payable to the order of such Lender and representing the obligation of such Borrower to pay the unpaid principal amount of all Loans made to such Borrower by such Lender, with interest as provided herein on the unpaid principal amount from time to time outstanding.

(c)
Each Lender shall record the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and each Lender receiving a Note pursuant to this Section, if such Lender so elects in connection with any transfer or enforcement of any Note, may endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that neither the failure of such Lender to make any such recordation or endorsement nor any error therein shall affect the obligations of any Borrower hereunder or under the Notes. Such Lender is hereby irrevocably authorized by each Borrower so to endorse any Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

Section 2.06  . Maturity of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon on the Termination Date.

(b)
Each Competitive Bid Loan included in any Competitive Bid Borrowing shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon) on the last day of the Interest Period applicable to such Borrowing.

Section 2.07  . Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made to but excluding the date it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable to but excluding the date of actual payment in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

(b)
Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum (the "CD Rate") equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (4)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the Base Rate during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or overdue interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

ACDR =	[ CDBR ]* [ - - -] + AR [ 1.00 - DRP ]
ACDR = Adjusted CD Rate CDBR = CD Base Rate DRP = Domestic Reserve Percentage AR = Assessment Rate

_________________
*	The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

"Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

"Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ¡¨¬ 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

(c)
Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum (the "Euro-Currency Rate") equal to the sum of (i) the Euro-Currency Margin for such day plus (ii) the Applicable Interbank Offered Rate applicable to such Interest Period plus (iii) the applicable Mandatory Cost, if any. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

The "Applicable Interbank Offered Rate" applicable to any Euro-Currency Loan for any Interest Period means the rate appearing on the Screen at approximately 11:00 A.M. (London time) on the Rate Fixing Date as the rate for deposits in Dollars or the relevant Alternative Currency with a maturity comparable to such Interest Period. If no rate appears on the Screen for the necessary currency and period, then the "Applicable Interbank Offered Rate" with respect to such Euro-Currency Loan for such Interest Period shall be the average of the rates (rounded, if necessary, to the next higher 1/100 of 1%) at which deposits of that currency with a maturity comparable to such Interest Period are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time), on the Rate Fixing Date.

The "Screen" means (i) with respect to Dollar-Denominated Loans, Telerate Page 3750 and (ii) with respect to Alternative Currency Loans, the Telerate page selected by the Administrative Agent that displays rates for interbank deposits in the appropriate Alternative Currency. If these pages are replaced by others which display rates for interbank deposits offered by leading banks in London, the Administrative Agent may use such pages as an alternative source of screen rates.

"Rate Fixing Date" means, with respect to any Interest Period, (i) in respect of British Sterling, the first day of such Interest Period and (ii) in respect of any other currency, the date falling two Euro-Currency Business Days before the first day of such Interest Period.

(d)
Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) in case of any Euro-Dollar Loan, the sum of 1% plus the Base Rate for such date and (y) in case of any Alternative Currency Loan (i) from and including the date the payment thereof was due to but excluding the last day of the Interest Period then in effect, the sum of 1% plus the Euro-Currency Margin for such day plus the Applicable Interbank Offered Rate applicable to such Loan at the date such payment was due and (ii) thereafter, the sum of 1% plus the Euro-Currency Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (A) the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (B) 1.00 minus the Euro-Currency Reserve Percentage.

(e)
Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Interest on each Swingline Loan shall be payable in arrears on each Quarterly Date. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

(f)
Subject to Section 8.01, the unpaid principal amount of each Competitive Bid LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Competitive Bid LIBOR Borrowing were a Euro-Currency Borrowing) plus (or minus) the Competitive Bid Margin quoted by the Lender making such Loan. The unpaid principal amount of each Competitive Bid Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Lender making such Loan. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Competitive Bid Loan shall bear interest, payable on demand, for each day until paid at the applicable rate per annum determined in accordance with Section 2.07(d) as if such Competitive Bid Loan were a Committed Loan denominated in the same currency.

(g)
The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

Section 2.08  . Fees. (a) The Company shall pay to the Administrative Agent for the account of the Lenders ratably a facility fee in Dollars at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule) on the daily aggregate amount of the Credit Exposures. Such facility fee shall accrue from and including the Effective Date to but excluding the date that the Credit Exposures are reduced to zero.

(b)
The Company shall pay to the Administrative Agent (i) for the account of the Lenders ratably a letter of credit fee in Dollars accruing daily on the Dollar Amount of the aggregate amount available for drawing under all outstanding Letters of Credit at the Letter of Credit Fee Rate (determined daily in accordance with the Pricing Schedule) and (ii) for the account of each Issuing Lender a letter of credit fronting fee accruing daily on the aggregate Dollar Amount of all Letters of Credit issued by such Issuing Lender at a rate per annum mutually agreed from time to time by the Company and such Issuing Lender.

(c)
Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, if later, the date the Credit Exposures are reduced to zero).

Section 2.09  . Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably and permanently reduce from time to time by an aggregate amount of at least $25,000,000 or a larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the Total Outstanding Amount.

Section 2.10  . Method of Electing Interest Rates. (a) The Loans included in each Syndicated Borrowing of Dollar-Denominated Loans shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8 and the last sentence of this subsection (a)), as follows:

(i)	if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

(ii)
if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans; and

(iii)
if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted to Domestic Loans of the other type or are CD Rate Loans to be continued as CD Rate Loans for an additional Interest Period, in which case such notice shall be delivered to the Administrative Agent not later than 11:00 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans, provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000 (unless such portion is comprised of Base Rate Loans).

(b)  Each Notice of Interest Rate Election shall specify:

(i)	the Group of Loans (or portion thereof) to which such notice applies;

(ii)	the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.10(a) above;

(iii)
if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv)	if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of the term "Interest Period".

(c)
Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection 2.10(a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If no Notice of Interest Rate Election is timely received prior to the end of an Interest Period for any Group of Fixed Rate Loans, the Borrower shall be deemed to have elected that such Group of Loans be continued on the last day of such Interest Period for an additional Interest Period of 30 days or one month, as the case may be (subject to the provisions of the definition of Interest Period).

(d)
An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a Borrowing subject to the provisions of Section 3.02.

(e)
The initial Interest Period for each Syndicated Borrowing of Alternative Currency Loans shall be specified by the Borrower in the applicable Notice of Committed Borrowing. The Borrower may specify the duration of each subsequent Interest Period applicable to such Group of Loans by delivering to the Administrative Agent not later than 11:00 A.M. (New York City time) on the fourth Euro-Currency Business Day before the end of the immediately preceding Interest Period a notice specifying the Group of Loans to which such notice applies and the duration of such subsequent Interest Period (which shall comply with the provisions of the definition of Interest Period). Such notice may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the Dollar Amounts of the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000. If no such notice is timely received by the Administrative Agent before the end of any applicable Interest Period, the Borrower shall be deemed to have elected that the subsequent Interest Period for such Group of Loans shall have a duration of one month (subject to the provisions of the definition of Interest Period).

Section 2.11  . Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

Section 2.12  . Optional Prepayments. (a) Subject in the case of any Fixed Rate Loan to Section 2.14, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Domestic Loans, any Swingline Loans or any Competitive Bid Borrowing bearing interest at the Base Rate pursuant to Section 8.01, upon at least three Euro-Dollar Business Day's notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans or upon at least four Euro-Currency Business Days' notice to the Administrative Agent, prepay any Group of Euro-Currency Loans, in each case in whole at any time, or from time to time in part in Dollar Amounts aggregating not less than $5,000,000 ($100,000 in the case of a Swingline Loan), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing.

(b)
Except as provided in subsection 2.12(a) above, the Borrower may not prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof without the consent of the Lender of such Competitive Bid Loan.

(c)
Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

Section 2.13  . General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Dollar-Denominated Loans, of Letter of Credit Liabilities denominated in Dollars and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Dollars in funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 11.01. The Borrowers shall make each payment of principal of, and interest on, the Alternative Currency Loans in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, to such account and at such time and at such place as shall have been agreed by the Administrative Agent and the Company. In any event, all payments to be made by the Borrowers hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Domestic Loans, Swingline Loans or Letter of Credit Liabilities denominated in Dollars or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day. Whenever any payment of principal of, or interest on, the Competitive Bid Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. Whenever any payment of Letter of Credit Liabilities denominated in an Alternative Currency shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)
Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at (i) the Federal Funds Rate (if such amount was distributed in Dollars) or (ii) the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market for such day (if such amount was distributed in an Alternative Currency).

Section 2.14  . Funding Losses. If:

(a)
the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 2, Article 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d);

(b)	any lender or lenders purchase the outstanding Loans of any Lender pursuant to Section 8.06 on any day other than the last day of an Interest Period applicable thereto; or

(c)	the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Lender in accordance with Section 2.04, 2.10(c) or 2.12(c);

then the Borrower shall reimburse each Lender through the Administrative Agent within 30 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Lender shall have delivered to the Borrower and the Administrative Agent a certificate containing a computation in reasonable detail as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 2.15  . Computation of Interest and Fees. (a) Interest (i) on Alternative Currency Loans denominated in British Sterling or (ii) based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day); provided that if the Administrative Agent reasonably determines that a different basis of computation is the market convention for a particular Alternative Currency, such different basis shall be used, so long as the Company shall have consented thereto (such consent not to be unreasonably withheld).

(b)
For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the "deemed year") that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principal of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

Section 2.16  . Letters of Credit. (a) Subject to the terms and conditions hereof, the Issuing Lender designated by a Borrower for a specific issuance shall issue Letters of Credit hereunder denominated in Dollars or in an Alternative Currency (as designated by the Borrower) from time to time before the fifth Euro-Currency Business Day preceding the Termination Date upon such Borrower's request; provided that, immediately after each Letter of Credit is issued (i) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments and (ii) the aggregate Dollar Amount of Letter of Credit Liabilities shall not exceed $200,000,000. Upon the date of issuance by the Issuing Lender of a Letter of Credit, the Issuing Lender shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Lender, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion their respective Commitments bear to the aggregate Commitments.

(b)
The Borrower shall give the Issuing Lender notice at least four Euro-Currency Business Days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, the amount thereof, whether it is to be issued in Dollars or an Alternative Currency, the expiry thereof, the beneficiary thereof and the conditions to drawing thereunder (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance"). Upon receipt of a Notice of Issuance, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender's participation in such Letter of Credit. The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Lender and that the Borrower shall have executed and delivered such other customary instruments and agreements relating to such Letter of Credit as the Issuing Lender shall have reasonably requested. Each Issuing Lender hereby acknowledges that a notice period not less than 30 days for non-extension of an Evergreen Letter of Credit is satisfactory to it. The Borrower shall also pay to the Issuing Lender for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Lender. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit.

(c)
No Letter of Credit shall have a term extending or be so extendible beyond the fifth Euro-Currency Business Day preceding the Termination Date. Subject to the preceding sentence, each Letter of Credit issued hereunder shall expire on or before the first anniversary of the date of such issuance; provided that the expiry date of any Letter of Credit may be extended from time to time (i) at the Borrower's request or (ii) in the case of an Evergreen Letter of Credit, automatically, in each case so long as such extension is for a period not exceeding one year and, in the case of an Evergreen Letter of Credit, so long as the Borrower shall not have timely instructed the Issuing Lender to give notice of non-extension thereunder. Each Issuing Lender shall, upon giving such notice of non-extension, give the Borrower a copy of such notice.

(d)
Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the date and amount of the payment by the Issuing Lender as a result of such demand or drawing (such date, the "Payment Date"). The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Lender for any amounts paid by the Issuing Lender upon any drawing under any Letter of Credit, in the currency of such payment (a "Reimbursement Obligation"), within one Euro-Dollar Business Day of the Payment Date, if the Reimbursement Obligation is denominated in Dollars, and within four Euro-Currency Business Days of the Payment Date, if the Reimbursement Obligation is denominated in an Alternative Currency (in either case, the "Reimbursement Date"), without presentment, demand, protest or other formalities of any kind. Unless the Borrower notifies the Issuing Lender on or before the Payment Date that it will otherwise make payment of such Reimbursement Obligation, the Borrower shall have been deemed to make a request for a Base Rate Loan (or a Euro-Currency Loan in an Alternative Currency if the Reimbursement Obligation is denominated in such currency) in an amount equal to such Reimbursement Obligation. All such amounts paid by the Issuing Lender shall bear interest, payable on demand, for each day from the Payment Date until paid at a rate per annum equal to (i) if such amount is denominated in Dollars, the Base Rate for such day and (ii) if such amount is denominated in an Alternative Currency, the sum of the Euro-Currency Margin plus the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market for such day plus, for each day on or after the Reimbursement Date on which such amount remains unpaid, 1.00% per annum. In addition, each Lender will pay to the Administrative Agent, for the account of the Issuing Lender, immediately upon the Issuing Lender's demand at any time during the period commencing on the Payment Date until reimbursement therefor in full by the Borrower, an amount equal to such Lender's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the Payment Date to the date of payment by such Lender of such amount at a rate of interest per annum equal to the (i) if such amount is denominated in Dollars, the Federal Funds Rate and (ii) if such amount is denominated in an Alternative Currency, the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market for such day. The Issuing Lender will pay to each Lender ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Lender in respect of such Letter of Credit pursuant hereto.

(e)
The obligations of the Borrower and each Lender under Section 2.16(d) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

(i)	the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

(ii)
the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Lenders (including the Issuing Lender) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii)
any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(iv)
payment under a Letter of Credit to the beneficiary of such Letter of Credit against presentation to the Issuing Lender of a draft or certificate that does not comply with the terms of the Letter of Credit; or

(v)
any other act or omission to act or delay of any kind by any Lender (including the Issuing Lender), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (v), constitute a legal or equitable discharge of the Borrower's or the Lender's obligations hereunder.

(f)
The Borrower hereby indemnifies and holds harmless each Lender (including the Issuing Lender) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Lender may incur by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to such Issuing Lender hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Lender)), and none of the Lenders (including the Issuing Lender) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in Section 2.16(e) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, and (iii) any consequences arising from causes beyond the control of the Issuing Lender, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Lender for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent finally determined by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection 2.16(f) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify the Issuing Lender as required by this subsection, the Lenders agree to do so ratably in accordance with their Commitments.

Section 2.17  . Regulation D Compensation. (a) So long as Regulation D shall require reserves to be maintained against "Eurocurrency liabilities" (or against any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Currency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents), each Lender subject to and actually incurring such reserve requirement may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Currency Loans, additional interest on the related Euro-Currency Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the Applicable Interbank Offered Rate divided by (B) one minus the Euro-Currency Reserve Percentage over (ii) the Applicable Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Company and the Administrative Agent, in which case such additional interest on the Euro-Currency Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Currency Business Days after such Lender gives such notice and (y) shall notify the Borrower at least five Euro-Currency Business Days before each date on which interest is payable on the Euro-Currency Loans of the amount then due it under this Section.

Section 2.18  . Takeout of Swingline Loans. (a) In the event that (i) the outstanding Swingline Loans shall not be repaid in full on the maturity thereof or (ii) any Swingline Lender (in its discretion) requests it to do so, the Administrative Agent shall, on behalf of the Company (the Company hereby irrevocably directing and authorizing the Administrative Agent so to act on its behalf), give a Notice of Borrowing requesting the Lenders, including the Swingline Lenders, to make a Base Rate Borrowing in an amount equal to the aggregate unpaid principal amount of the outstanding Swingline Loans. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lenders on such date in accordance with Section 2.04. The proceeds of such Base Rate Borrowing shall be immediately applied to repay such Swingline Loans.

(b)
If, for any reason, a Base Rate Borrowing may not be (as reasonably determined by the Administrative Agent), or is not, made pursuant to subsection (a) above to refund Swingline Loans as required by said clause, then, effective on the date such Borrowing would otherwise have been made, each Lender severally, unconditionally and irrevocably agrees that it shall purchase an undivided participating interest in such Swingline Loans ("Unrefunded Swingline Loans") in an amount equal to the amount of the Loan which otherwise would have been made by such Lender pursuant to subsection (a), which purchase shall be funded by the time such Loan would have been required to be funded pursuant to Section 2.04 by transfer to the Administrative Agent, for the account of each Swingline Lender, in immediately available funds, of the amount of its participation.

(c)
Whenever, at any time after a Swingline Lender has received from any Lender payment in full for such Lender's participating interest in a Swingline Loan, such Swingline Lender (or the Administrative Agent on its behalf) receives any payment on account thereof, such Swingline Lender (or the Administrative Agent, as the case may be) will promptly distribute to such Lender its participating interest in such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment is subsequently required to be returned, such Lender will return to such Swingline Lender (or the Administrative Agent, as the case may be) any portion thereof previously distributed by such Swingline Lender (or the Administrative Agent, as the case may be) to it.

(d)
Each Lender's obligation to purchase and fund participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Company may have against any Swingline Lender, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the conditions specified in Article 3; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

Section 2.19  . Replacement of this Agreement. If the Company wishes at any time to replace this Agreement with another credit facility, the Company may give prior notice of the termination of the Commitments hereunder as required by Section 2.09 and prior notice of the prepayment of any Loans outstanding hereunder as required by Section 2.12, in each case on a conditional basis (i.e., conditioned upon such other credit facility becoming available to the Company), provided that the Company gives definitive notice of such termination of the Commitments and prepayment of outstanding Loans (if any) to the Administrative Agent before 10:00 A.M. (New York City time) on the date of such termination and prepayment (if any) and complies with the applicable requirements of Section 2.09 and Section 2.12 in all other respects.

Section 2.20  . Increased Commitments, Additional Lenders. (a) From time to time the Company may, upon at least five Domestic Business Days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), increase the aggregate amount of the Commitments by an amount not less than $25,000,000 (the amount of any such increase, the "Increased Commitments").

(b)
To effect such an increase, the Company may designate one or more of the existing Lenders or other financial institutions reasonably acceptable to the Administrative Agent, each Issuing Lender and the Company which at the time agree to (i) in the case of any such lender that is an existing Lender, increase its Commitment and (ii) in the case of any other such lender (an "Additional Lender"), become a party to this Agreement with a Commitment of not less than $5,000,000.

(c)	Any increase in the Commitments pursuant to this Section 2.20 shall be subject to satisfaction of the following conditions:

(i)	before and after giving effect to such increase, all representations and warranties contained in Article 4 shall be true;

(ii)	at the time of such increase, no Default shall have occurred and be continuing or would result from such increase; and

(iii)	after giving effect to such increase, the aggregate amount of all increases in Commitments made pursuant to this Section 2.20 shall not exceed $500,000,000.

(d)
An increase in the aggregate amount of the Commitments pursuant to this Section 2.20 shall become effective upon the receipt by the Administrative Agent of (i) an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Company, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, (ii) such evidence of appropriate corporate authorization on the part of the Company with respect to the Increased Commitments and such opinions of counsel for the Company with respect to the Increased Commitments as the Administrative Agent may reasonably request and (iii) a certificate of the Company stating that the conditions set forth in subsection (c) above have been satisfied.

(e)
Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.20, (i) the respective Letter of Credit Liabilities of the Lenders shall be redetermined as of the effective date of such increase and (ii) within five Domestic Business Days, in the case of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of Committed Fixed Rate Loans then outstanding, the Borrower shall prepay or repay such Loans in their entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall reborrow Committed Loans from the Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Lenders in such proportion.

Section 2.21  . Currency Equivalents. (a) The Administrative Agent shall determine the Dollar Amount of each Alternative Currency Loan as of the first day of each Interest Period applicable thereto and, in the case of any such Interest Period of more than three months, at three month intervals after the first day thereof, on each Quarterly Date thereafter.

(b)
Each such determination of the Dollar Amount shall be based on the Spot Rate on the date of the related Notice of Committed Borrowing for purposes of the initial such determination for any Alternative Currency Loan and, on the fourth Euro-Currency Business Day prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination.

(c)
The Administrative Agent shall determine the Dollar Amount of the Letter of Credit Liabilities related to each Letter of Credit denominated in an Alternative Currency as of the date of issuance thereof and at three month intervals after the date of issuance thereof. Each such determination shall be based on the Spot Rate on the date of the related Notice of Issuance, in the case of the initial determination in respect of any Letter of Credit and on the fourth Euro-Currency Business Day prior to the date as of which such Dollar Amount is to be determined, in the case of any subsequent determination with respect to an outstanding Letter of Credit.

(d)	The Administrative Agent shall promptly notify the Borrower and the Lenders of each Dollar Amount so determined by it.

(e)
If after giving effect to any such determination of a Dollar Amount, the Total Outstanding Amount exceeds 107% of the aggregate amount of the Commitments, the Borrowers shall within five Euro-Currency Business Days prepay outstanding Loans (as selected by the Company and notified to the Lenders through the Administrative Agent not less than three Euro-Currency Business Days prior to the date of prepayment) or take other action to the extent necessary to cause such percentage not to exceed 100%.

      ARTICLE 3
CONDITIONS

Section 3.01  . Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Administrative Agent shall have received (x) a fee paid by the Company to the Administrative Agent for the account of each Lender in the amount heretofore mutually agreed and (y) each of the following documents, each dated the Effective Date unless otherwise indicated:

(a)
counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof signed by such party);

(b)	an opinion of Cahill Gordon & Reindel LLP, substantially in the form of Exhibit E hereto;

(c)	an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit F hereto;

(d)	evidence satisfactory to the Administrative Agent of the payment of all principal of and interest on any loans outstanding under, and all accrued facility fees under, the Existing Credit Agreement;

(e)	receipt by the Administrative Agent of a copy of the Company's certificate of incorporation, certified by the Secretary of State of Delaware; and

(f)
receipt by the Administrative Agent of a certificate on behalf of the Company signed by the Secretary or an Assistant Secretary of the Company or such other authorized officer of the Company satisfactory to the Administrative Agent certifying

(i)	that the Company's certificate of incorporation has not been amended since the date of the certificate referred to in clause (f) above,

(ii)	that no proceeding for the dissolution or liquidation of the Company exists,

(iii)	that the copy of the By-laws of the Company attached to the certificate is true, correct and complete,

(iv)	that the copies of the resolutions of the Company's Board of Directors attached to the certificate are true and correct and in full force and effect, and

(v)	as to the incumbency of each officer of the Company who signed this Agreement and the Notes on behalf of the Company.

The Administrative Agent shall promptly notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

Section 3.02  . Borrowings and Issuances of Letters of Credit. The obligation of any Lender to make a Loan and the obligation of the Issuing Lender to issue (or renew or extend the term of) any Letter of Credit is subject to the satisfaction of the following conditions; provided that if the related Borrowing is a Swingline Takeout Borrowing, only the conditions set forth in clauses 3.02(a) and 3.02(b) must be satisfied:

(a)
receipt (or deemed receipt pursuant to Section 2.16(d) or 2.18(a)) by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or Section 2.03 or receipt by the Issuing Lender of a Notice of Issuance as required by Section 2.16, as the case may be;

(b)
the fact that, immediately after such Borrowing or issuance of such Letter of Credit (i) the Total Outstanding Amount will not exceed the aggregate amount of the Commitments, (ii) the aggregate outstanding principal amount of Swingline Loans will not exceed $50,000,000, and (iii) the aggregate Dollar Amount of Letter of Credit Liabilities will not exceed $200,000,000;

(c)	the fact that, immediately before and after such Borrowing or issuance of such Letter of Credit, no Default shall have occurred and be continuing; and

(d)
the fact that the representations and warranties of the Borrower contained in this Agreement (except the representations and warranties set forth in Sections 4.04(c), 4.05 and 4.07) shall be true on and as of the date of such Borrowing or issuance, except to the extent that any such representations or warranties refer specifically to an earlier date, in which case they shall be true as of such earlier date.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower (and by the Company if it is not the Borrower) on the date of such Borrowing as to the facts specified in clauses 3.02(c) and 3.02(d) (unless such Borrowing is a Swingline Takeout Borrowing).

Section 3.03  . First Borrowing by Each Eligible Subsidiary. The obligation of each Lender to make a Loan, and the obligation of an Issuing Lender to issue a Letter of Credit, on the occasion of the first Borrowing by or issuance of a Letter of Credit for the account of each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

(a)
receipt by the Administrative Agent of an opinion of counsel for such Eligible Subsidiary (who may be an employee of the Company or such Eligible Subsidiary) reasonably acceptable to the Administrative Agent, substantially to the effect of Exhibit I hereto (with such qualifications and limitations as are reasonably acceptable to the Administrative Agent) and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request; and

(b)
receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

The Company represents and warrants that:

Section 4.01  . Corporate Existence and Power. The Company is (a) a corporation duly incorporated, validly existing under the laws of Delaware and (b) is in good standing under the laws of Delaware, and (c) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except in the case of clause (b) and clause (c) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.02  . Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than routine informational filings) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Restricted Subsidiaries or result in or permit the termination or modification of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Restricted Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Restricted Subsidiaries, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

Section 4.03  . Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and, when executed and delivered in accordance with this Agreement, any of its Notes will constitute valid and binding obligations of the Company, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

Section 4.04  . Financial Information.

(a)
The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2003 and the related statements of income and cash flows for the fiscal year then ended, reported on by Pricewaterhouse Coopers LLP, copies of which have been delivered to each of the Lenders, fairly present, in all material respects in conformity with U.S. generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b)
The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 2004 and the related unaudited consolidated statements of income and cash flows for the nine months then ended, copies of which have been delivered to each of the Lenders, fairly present in all material respects in conformity with U.S. generally accepted accounting principles applied on a basis consistent with the consolidated financial statements referred to in subsection (a) of this Section (except as stated therein), the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments and the absence of footnotes).

(c)
Since September 30, 2004 there has been no change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, which could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement or any Note or which in any manner draws into question the validity or enforceability of any Loan Document.

Section 4.05  . Litigation. There is no action, suit or proceeding pending against or to the knowledge of the Company threatened against the Company or any of its Restricted Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially and adversely affect the ability of the Company to perform its obligations under this Agreement or any Note or which in any manner draws into question the validity of this Agreement or the Notes.

Section 4.06  . Compliance with ERISA. After it has become a member of the ERISA Group, except as could not reasonably be expected to have a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the currently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. After it has become a member of the ERISA Group, except as could not reasonably be expected to have a Material Adverse Effect, no member of the ERISA Group has:

(i)	sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan,

(ii)
failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, or

(iii)	incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 4.07  . Environmental Matters. In the ordinary course of its business, the Company considers the effects of Environmental Laws on the business, operations and properties of the Company and its Restricted Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs. Based on the foregoing, the Company has reasonably concluded that Environmental Laws are unlikely to have an effect on the business, financial condition or results of operations of the Company and its Consolidated Subsidiaries taken as a whole during the term of the Agreement, which could materially and adversely affect the ability of the Company to perform its obligations under this Agreement or any Note.

Section 4.08  . Subsidiaries. Each corporate Restricted Subsidiary of the Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (b) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.09  . Not an Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Section 4.10  . Disclosure. As of the Effective Date, the written material theretofore furnished to the Agents and the Lenders by or on behalf of the Company in connection herewith, taken as a whole, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that to the extent any such written material was based upon or constitutes a forecast or projection, the Company represents only that such material was prepared in good faith based on assumptions it believed to be reasonable at the time such material was prepared.

      ARTICLE 5
COVENANTS

The Company agrees that, so long as any Lender has any Credit Exposure hereunder:

Section 5.01  . Information. The Company will deliver to the Administrative Agent (which shall promptly forward to the Lenders):

(a)
within 113 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with generally accepted auditing standards by Pricewaterhouse Coopers LLP or other independent public accountants of nationally recognized standing;

(b)
within 53 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and comparative financial information as of the end of the previous fiscal year, the related consolidated statement of income for such quarter and the related consolidated statements of income and cash flows for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation in all material respects, generally accepted accounting principles and consistency by the principal financial officer or the principal accounting officer of the Company or a person designated in writing by either of the foregoing persons. If such financial statements are filed with the SEC, then they shall be reported on in conformity with the financial reporting requirements of the SEC;

(c)
simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the principal financial officer, principal accounting officer, treasurer or comptroller of the Company, or a person designated in writing by either of the foregoing persons

(i)	setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with any applicable requirements of Section 5.05; and

(ii)
stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(d)
promptly upon the incurrence of Debt in connection with an acquisition that caused the Leverage Ratio to exceed 65% a certificate of the principal financial officer, principal accounting officer, treasurer or comptroller of the Company, or a person designation in writing by either of the foregoing persons setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with Section 5.05;

(e)
simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that the Company was not in compliance with Section 5.05, insofar as they relate to accounting matters, on the date of such statements;

(f)
within five days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the principal financial officer or the principal accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(g)	promptly upon the mailing thereof to the public shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(h)
promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the SEC;

(i)	within five days after any officer of the Company obtains knowledge thereof, if and when any member of the ERISA Group (after it has become a member of the ERISA Group):

(i)
gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;

(ii)
receives notice of complete or partial withdrawal liability in excess of $5,000,000, under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;

(iii)
receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice;

(iv)	applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application;

(v)	gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;

(vi)	gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or

(vii)
fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security;

a certificate of the principal financial officer, principal accounting officer, treasurer or comptroller of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

(j)
promptly after the Company is notified by any rating agency referred to in the Pricing Schedule of any actual change in any rating referred to in the Pricing Schedule, written notice of such change; and

(k)
from time to time such additional information regarding the financial position or business of the Company's Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

The Administrative Agent will deliver a copy of each document it receives pursuant to this Section 5.01 to each Lender within four Domestic Business Days after receipt thereof.

Information required to be delivered pursuant to clauses 5.01(a), 5.01(b), 5.01(g) or 5.01(h) above shall be deemed to have been delivered on the date on which the Company provides notice to the Administrative Agent that such information has been posted on the Company's website on the Internet at www.praxair.com, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that such notice may be included in a certificate delivered pursuant to clause 5.01(c).

Section 5.02  . Maintenance of Property; Insurance. (a) The Company will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its respective business in good working order and condition, ordinary wear and tear excepted, and except as could not reasonably be expected to have a Material Adverse Effect.

(b)
The Company will maintain, and will cause each of its Subsidiaries to maintain, insurance policies on its assets covering such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business as the Company or such Subsidiary, as the case may be; and, upon request of the Administrative Agent, will promptly furnish to the Administrative Agent for distribution to the Lenders information presented in reasonable detail as to the insurance so carried.

Section 5.03  . Negative Pledge. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, assume or suffer to exist any Lien securing Debt on any asset now owned or hereafter acquired by it, except:

(a)	Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $125,000,000;

(b)	any Lien existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary and not created in contemplation of such event;

(c)
any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

(d)
any Lien on any improvements constructed on any property of the Company or any such Restricted Subsidiary and any theretofore unimproved real property on which such improvements are located securing Debt incurred for the purpose of financing all or any part of the cost of constructing such improvements, provided that such Lien attaches to such improvements within 180 days after the later of (1) completion of construction of such improvements and (2) commencement of full operation of such improvements;

(e)	any Lien existing on any asset prior to the acquisition thereof by the Company or a Restricted Subsidiary and not created in contemplation of such acquisition;

(f)
Liens on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or any other government or department, agency, instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

(g)
Liens resulting from judgments, provided that the execution or other enforcement of such Liens is effectively stayed and that the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and for which adequate reserves to the extent required by and in conformity with U.S. generally accepted accounting principles are maintained on the books of the Company or a Restricted Subsidiary, as the case may be;

(h)	Liens on property of any Restricted Subsidiary of the Company in favor of one or more of the Company or any of its Restricted Subsidiaries;

(i)
any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 5.03, provided that such Debt is not increased and is not secured by any additional assets other than improvements thereon; and

(j)	Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed $600,000,000.

Section 5.04  . Consolidations, Mergers and Sales of Assets. The Company will not merge or consolidate with or into any other Person or sell, lease, transfer or otherwise dispose of all or substantially all of its assets, property or business in any single transaction or series of related transactions, unless

(i)
in the case of any such merger or consolidation, the Company shall be the continuing corporation, or, in the case of any such sale, lease, transfer or other disposition, the transferee or transferees shall be one or more Wholly-Owned Consolidated Subsidiaries of the Company organized and existing under the laws of the United States of America or any State thereof which shall expressly assume, in the case of any such Wholly-Owned Consolidated Subsidiary, the due and punctual performance and observance of all of the covenants and agreements of the Company contained in this Agreement and any Notes, and

(ii)	immediately after giving effect to such merger or consolidation, or such sale, lease, transfer or other disposition, no Default shall have occurred and be continuing.

Section 5.05  . Consolidated Capitalization. The Leverage Ratio will not exceed 65% (the "Maximum Leverage Ratio") as of any Compliance Date; provided that if the Leverage Ratio shall exceed 65% solely by reason of the incurrence of Debt in connection with an acquisition, and at the time and after giving effect thereto no other Default existed, then the Maximum Leverage Ratio shall be 70% for a period of 180 days following the date of such incurrence of Debt (the "Increase Date").

For purposes of the foregoing, "Compliance Date" means (i) the last day of each fiscal quarter of the Company, measured when financial statements are or are required to be delivered pursuant to Section 5.01(a) or (b), and (ii) if an Increase Date occurs, (x) such Increase Date; provided that for the purpose of this clause (x) the Leverage Ratio shall be calculated using the Consolidated Book Net Worth as of the end of the latest fiscal month for which internal financial statements are available, and (y) the last day of each fiscal month of the Company falling within the period of 180 days following such Increase Date, measured, in the case of this clause (y), when internal financial statements are available for such fiscal month.

Section 5.06  . Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Company for working capital, capital expenditures and other general corporate purposes. None of such proceeds will be used, directly or indirectly, in violation of any applicable law or regulation, and no use of such proceeds for general corporate purposes will include any use thereof, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

      ARTICLE 6
DEFAULTS

Section 6.01  . Events of Default. If one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

(a)	any principal of any Loan or Reimbursement Obligation shall not be paid when due;

(b)	any Borrower shall fail to pay within five Domestic Business Days of the due date thereof any interest on any Loan or Reimbursement Obligation, any fees or any other amount payable by it hereunder;

(c)	the Company shall fail to observe or perform any covenant contained in Sections Section 5.03 through Section 5.06, inclusive;

(d)
the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) of this Section 6.01) for 30 days after written notice thereof has been given to the Company;

(e)
any representation, warranty, certification or statement made (or deemed made) by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been false or misleading in any material respect when made (or deemed made);

(f)	the Company or any Material Subsidiary shall fail to make any principal payment in respect of any Material Debt when due after giving effect to any applicable grace period;

(g)	any event or condition shall occur which results in the acceleration of the maturity of any Material Debt;

(h)	the Company or any Material Subsidiary shall:

(i)
commence a voluntary case or other proceeding seeking (1) liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (2) the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property;

(ii)	consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it;

(iii)	make a general assignment for the benefit of creditors;

(iv)	except for trade payables, fail generally to pay its debts as they become due; or

(v)	take any corporate action to authorize any of the foregoing;

(i)
     (i) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking (1) liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (2) the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

(ii)	an order for relief shall be entered against the Company or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(j)
      (i) any member of the ERISA Group shall fail to pay when due an amount or amounts that it shall have become liable to pay under Title IV of ERISA and such  failure could be reasonably expected to have a Material Adverse Effect;

(ii)	notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing;

(iii)
the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan;

(iv)	a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

(v)
there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation, which withdrawal or default could reasonably be expected to have a Material Adverse Effect;

(k)
a final judgment or order for the payment of money in excess of $150,000,000 (net of amounts covered by insurance) shall be rendered against the Company or any Material Subsidiary, and such judgment or order is not bonded, stayed, discharged or otherwise paid or satisfied for a period of 30 consecutive days during which 30-day period execution shall not be effectively stayed;

(l)
any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 30% or more of the outstanding shares of common stock of the Company; or Continuing Directors shall cease to constitute a majority of the board of directors of the Company; or

(m)
the provisions of Article 10 shall cease to constitute valid, binding and enforceable obligations of the Company for any reason, or the Company or any Eligible Subsidiary shall have so asserted in writing;

then, and in every such event, the Administrative Agent shall, if so requested by the Required Lenders:

(i)	by notice to the Company, terminate the Commitments and they shall thereupon terminate, and

(ii)
by notice to the Company, declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors;

provided that in the case of any of the Events of Default specified in clause (h) or (i) above with respect to the Company, without any notice to any Obligor or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon automatically terminate and the Loans (together with accrued interest thereon) shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

Section 6.02  . Notice of Default. The Administrative Agent shall give notice under Section 6.01(d) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

Section 6.03  . Cash Cover. The Company agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of the Required Lenders, pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company, the Company shall pay such amount forthwith without any notice or demand or any other act by the Administrative Agent or the Lenders.

Section 6.04  . Rescission. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations owing by them that shall have become due otherwise than by acceleration and all Events of Default (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.05, then upon the written consent of the Required Lenders and written notice to the Company, the termination of the Commitments and the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon.

      ARTICLE 7
THE AGENTS

Section 7.01  . Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

Section 7.02  . Administrative Agent and Affiliates. JPMorgan Chase Bank, N.A., shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and JPMorgan Chase Bank, N.A., and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Administrative Agent hereunder.

Section 7.03  . Action by Administrative Agent. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

Section 7.04  . Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.05  . Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Loan Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of the Loan Documents other than its own execution and delivery thereof or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 7.06  . Indemnification. Each Lender shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Loan Documents or any action taken or omitted by such indemnitees thereunder.

Section 7.07  . Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and on the basis of such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, and on the basis of such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents.

Section 7.08  . Successor Administrative Agent. (a) Effective upon the acceptance of an appointment of a successor Administrative Agent in accordance with the provisions below, the Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent with (so long as no Default shall have occurred and be continuing) the consent of the Company, which consent shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders with the Company's consent, and shall have accepted such appointment, within 60 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and reasonably satisfactory to the Company. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

(b)
If at any time a successor Administrative Agent shall have been appointed pursuant to subsection (a) of this Section 7.08, the Company shall have the right (with the consent of such successor) to substitute such successor for JPMorgan Chase Bank, N.A. as an Issuing Lender and Swingline Lender, provided that all Swingline Loans made by JPMorgan Chase Bank, N.A. shall be repaid in full together with accrued interest thereon and any outstanding Letters of Credit issued by JPMorgan Chase Bank, N.A. shall be cancelled.

Section 7.09  . Agents' Fees. The Company shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and such Agent.

Section 7.10  . Other Agents. Nothing in this Agreement shall impose upon any Agent other than the Administrative Agent, in its capacity as such an Agent, any obligation or liability whatsoever.

ARTICLE 8
CHANGE IN CIRCUMSTANCES

Section 8.01  . Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Currency Loan or Competitive Bid LIBOR Loan:

(a)	the Administrative Agent is advised by the Reference Banks that deposits in the applicable currency are not being offered to the Reference Banks in the relevant market for such Interest Period, or

(b)
in the case of CD Loans or Euro-Currency Loans, Lenders having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the Applicable Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their CD Loans or Euro-Currency Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make CD Loans or Euro-Currency Loans (in the affected currency) or to continue or convert outstanding Loans as or into CD Loans or Euro-Currency Loans (in the affected currency) shall be suspended and (ii) each outstanding CD Loan or Euro-Currency Loan (in the affected currency) shall be prepaid (or, in the case of a Dollar-Denominated Loan, converted into a Base Rate Loan) on the last day of the then current Interest Period applicable thereto and (iii) if the Administrative Agent or the Company so requires, the Administrative Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest applicable to Euro-Currency Loans in the affected currency. Any alternative basis agreed pursuant to this clause (c) shall, with the prior consent of all the Lenders and the Company, be binding on all parties to this Agreement. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Syndicated Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing in an equal Dollar Amount and (ii) if such Fixed Rate Borrowing is a Competitive Bid LIBOR Borrowing, then the Competitive Bid LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

Section 8.02  . Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) issued after the date of this Agreement by any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Currency Lending Office) to make, maintain or fund any of its Euro-Currency Loans in any currency and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Currency Loans in such currency, or to convert outstanding Loans into Euro-Currency Loans in such currency, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Currency Loan in such currency of such Lender then outstanding shall be converted to a Base Rate Loan (in the case of an Alternative Currency Loan, in a principal amount determined on the basis of the Spot Rate on the date of conversion) either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Currency Loans of the other Lenders.

Section 8.03  . Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or Letter of Credit or any obligation to make Committed Loans or issue or participate in any Letter of Credit or (y) the date of any related Competitive Bid Quote, in the case of any Competitive Bid Loan (in each case described in (x) and (y), the "Applicable Date"), the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) issued after the date of this Agreement by any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Currency Loan any such requirement included in an applicable Euro-Currency Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay, or shall cause another Borrower to pay, such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b)
If any Lender shall have determined that, after the Applicable Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

(c)
Each Lender will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the Applicable Date, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section shall be delivered to the Company and the Administrative Agent setting forth the additional amount or amounts to be paid to it hereunder which certificate, accompanied by a computation thereof in reasonable detail, shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Notwithstanding subsection (a) of this Section, the Company shall only be obligated to compensate any Lender for any amount arising or accruing during (i) any time or period commencing not more than 90 days prior to the date on which such Lender notifies the Administrative Agent and the Company that it proposes to demand such compensation and identifies to the Administrative Agent and the Company the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other such basis, such Lender did not know that such amount would arise or accrue.

(d)  Section 8.03 does not apply to the extent any Increased Cost is:

(i)	attributable to any taxes, whether or not such taxes are excluded from the definition of "Taxes" for the purpose of Section 8.04;

(ii)	compensated for by the payment of the Mandatory Cost; or

(iii)	attributable to the willful breach by the relevant Lender or its affiliates of any law or regulation.

(e)
If the cost to any Lender of making or maintaining any Loan to or of issuing or maintaining any Letter of Credit for the account of an Eligible Subsidiary (other than Praxair Canada Inc. and PESL) is increased, or the amount of any sum received or receivable by any Lender (or its Applicable Lending Office) is reduced by an amount deemed by such Lender to be material, by reason of the fact that an Eligible Subsidiary (other than Praxair Canada Inc. and PESL) is incorporated in, or conducts business in, a jurisdiction outside the United States, the legal basis therefor shall be deemed to come into effect initially on the date such Person becomes an Eligible Subsidiary hereunder (i.e., to constitute a change in law subsequent to the Applicable Date for purposes of this Section 8.03).

Section 8.04  . Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

"Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, including any surcharges, penalties, or interest imposed by any governmental authority, with respect to any payment by any Obligor pursuant to this Agreement, excluding in the case of the Administrative Agent and each Lender, (a) taxes, duties, levies, imposts, deductions, charges or withholdings imposed on or measured by net income, profits (including taxes in the nature of branch profit taxes) or overall gross receipts and franchise or similar taxes imposed by a jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or resident or in which its principal executive office is located or in which its Applicable Lending Office is located or with which the Administrative Agent or such Lender has any other connection (other than a connection that is deemed to arise solely by reason of both (A) the transactions contemplated by this Agreement and (B) an Obligor being organized in, maintaining an office in, conducting business in, or having a connection with, such jurisdiction) and (b) any tax, duty, levy, impost, deduction, charge or withholding, that is imposed on amounts payable to the Administrative Agent or a Lender (i) in respect of a Competitive Bid Loan under a law that is in effect on the date of the related Competitive Bid Quote or (ii) under a law of the United States or Spain that is in effect at the time the Administrative Agent or such Lender becomes a party to this Agreement, except to the extent that such Person's predecessor or assignor, if any, was entitled, immediately prior to the change of the Administrative Agent or the assignment, to receive additional amounts from an Obligor with respect to such tax pursuant to this Section.

"Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, including any surcharges, penalties or interest, which arise from any payment made pursuant to this Agreement or from the execution, delivery, registration or enforcement of this Agreement.

(b)
All payments by any Obligor to or for the account of any Lender or the Administrative Agent hereunder shall be made without deduction for any Taxes or Other Taxes; provided that, if any Obligor shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions, (iii) such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Obligor shall furnish to the Administrative Agent, at its address specified in or pursuant to Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

(c)
The Obligors agree to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by such Lender or the Administrative Agent (as the case may be) and any penalties, charges, surcharges and interest arising therefrom or with respect thereto, provided, however, that no Obligor shall be required to indemnify any Lender or the Administrative Agent under this Section 8.04 for any liability arising as a result of such Lender's or Administrative Agent's willful misconduct or gross negligence. This indemnification shall be paid within 30 days after such Lender or the Administrative Agent (as the case may be) makes demand therefor.

(d)
If any Obligor is (or would be) required to pay additional amounts or indemnification payments to or for the account of any Lender pursuant to this Section, then such Lender will, at such Obligor's request, change the jurisdiction of its Applicable Lending Office, or take any other action reasonably requested by such Obligor, if in the judgment of such Lender, such change or action (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise deemed by such Lender to be materially disadvantageous to it. Upon the reasonable request of any Obligor, and at such Obligor's expense, each Lender shall use reasonable efforts to cooperate with such Obligor with a view to obtaining a refund of any Taxes which were not correctly or legally imposed and for which such Obligor has indemnified such Lender under this Section 8.04 if such cooperation would not, in the good faith judgment of such Lender, be materially disadvantageous to such Lender; provided that nothing in this Section 8.04(d) shall be construed to require any Lender to institute any administrative proceeding (other than the filing of a claim for any such refund) or judicial proceeding to obtain any such refund if such proceeding would, in the judgment of such Lender, be disadvantageous or materially adverse to such Lender.

(e)
If a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall pay over such refund to such Obligor (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such refund); provided that such Obligor, upon the request of the Lender, agrees to repay the amount paid over to such Obligor (plus any penalties, surcharges or interest imposed by the relevant governmental authority) to the Lender in the event the Lender is required to repay such refund to such governmental authority. This subsection shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Obligor or any other Person.

(f)
Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), shall provide the Company with (i) Internal Revenue Service Form W-8BEN or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments for the account of such Lender, (ii) Internal Revenue Service Form W-8ECI or any successor form prescribed by the Internal Revenue Service, certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (iii) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a "10 percent shareholder" of the Company within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Internal Revenue Code and (y) two duly completed originals of Internal Revenue Service Form W-8BEN, or any successor form prescribed by the Internal Revenue Service, establishing the Lender's status as beneficial owner and (to the extent the Lender is legally entitled) establishing any applicable exemption from or reduction in Tax with respect to payments other than interest (under an applicable tax treaty). Each such Lender further undertakes to deliver to the Company such renewals or additional copies of such forms (or successor forms) on or before the date that such form expires or becomes obsolete, and after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto necessary to reflect such change.

(g)
For any period with respect to which a Lender has failed to provide the Company with the appropriate form pursuant to Section 8.04(f) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender shall reasonably request, and at the expense of such Lender, to assist such Lender to recover such Taxes.

(h)
Each Lender, before it signs and delivers this Agreement in the case of each Lender listed on the signature pages hereof and before it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by any Obligor (but only so long as such Lender remains lawfully able to do so), shall provide the relevant Obligor and the Administrative Agent any form or certificate required under law in order that any payment by any Obligor under this Agreement to such Lender may be made without deduction or withholding for or on account of any Taxes imposed by a jurisdiction outside the United States (or to allow any such deduction or withholding to be at a reduced rate), provided that (i) such Lender is legally entitled to complete, execute and deliver such form or certificate, (ii) such completion, execution and submission is not materially disadvantageous to such Lender and (iii) the relevant Obligor has requested that such Lender deliver such form or certificate with respect to such jurisdiction. To the extent it can lawfully do so at such time, each such Lender shall deliver appropriate revisions to or replacements of the above referenced forms or certificates to the relevant Obligor and the Administrative Agent on or before the earlier of (i) the date on which such forms expire or otherwise become obsolete and (ii) 30 days after the occurrence of an event which would require a change in the most recently delivered form or certificate.

(i)
For any period with respect to which a Lender has failed to provide the relevant Obligor or the Administrative Agent with the appropriate form referred to in Section 8.04(h) when it is required to do so, such Lender shall not be entitled to additional amounts or indemnification under Section 8.04(b) or (c) with respect to any Taxes imposed by a jurisdiction outside the United States as a result of such failure; provided that if a Lender, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required here-under, the relevant Obligor shall take such steps as such Lender shall reasonably request, and at the expense of such Lender, to assist such Lender to recover such Taxes.

Section 8.05  . Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Lender to make, or convert outstanding Loans to, Euro-Currency Loans in Dollars has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 with respect to its CD Loans or Euro-Currency Loans in any currency and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

(a)
all Loans which would otherwise be made by such Lender as (or continued as or converted into) CD Loans or Euro-Currency Loans (in the affected currency) shall instead be Base Rate Loans (in the case of Alternative Currency Loans, in the same Dollar Amount as the Euro-Currency Loan that such Lender would otherwise have made in the Alternative Currency) on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Lenders; and

(b)
after each of its CD Loans or Euro-Currency Loans (in the affected currency) has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Currency Loan on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Currency Loans of the other Lenders. If such Loan is converted into an Alternative Currency Loan, such Lender, the Agent and the Borrower shall make such arrangements as shall be required (including increasing or decreasing the amount of such Alternative Currency Loan) so that such Alternative Currency Loan shall be in the same amount as it would have been if the provisions of this Section had never applied thereto.

Section 8.06  . Substitution of Lender. If (i) the obligation of any Lender to make Euro-Currency Loans or to convert or continue outstanding Loans into Euro-Currency Loans in any currency shall be suspended pursuant to Section 8.02, (ii) any Lender shall demand compensation pursuant to Section 8.03 or 8.04, or (iii) there is a non-extending Lender as contemplated by Section 2.01(c) the Company shall have the right, with the assistance of the Administrative Agent and the Issuing Lenders, to require such Lender to assign its Loans, Commitments and Letter of Credit Liabilities to a lender or lenders (which may be one or more of the Lenders) in accordance with Section 11.06.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

Section 9.01  . Corporate Existence and Power. It is a corporation duly incorporated, validly existing and, except as could not reasonably be expected to have a Material Adverse Effect, in good standing under the laws of its jurisdiction of incorporation and is a Wholly-Owned Consolidated Subsidiary.

Section 9.02  . Corporate Governmental Authorization; No Contravention. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than routine informational filings) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate or incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect.

Section 9.03  . Binding Effect. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and when and if executed and delivered in accordance with this Agreement, its Notes, will constitute valid and binding obligations of such Eligible Subsidiary, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

       ARTICLE 10
GUARANTY

Section 10.01  . The Guaranty. The Company hereby unconditionally and absolutely guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to and each Reimbursement Obligation incurred by each Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by each Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

Section 10.02  . Guaranty Unconditional. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)	any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

(b)	any modification or amendment of or supplement to this Agreement or any Note;

(c)
any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note;

(d)
the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(e)
any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

(f)
any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company's obligations hereunder.

Section 10.03  . Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans, the Reimbursement Obligations and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 10.04  . Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

Section 10.05  . Subrogation. Upon making any payment with respect to any Eligible Subsidiary hereunder, the Company shall be subrogated to the rights of the payee against such Eligible Subsidiary with respect to such payment; provided that the Company shall not enforce any payment by way of subrogation unless all amounts of principal of and interest on the Loans to such Eligible Subsidiary and all other amounts payable by such Eligible Subsidiary under this Agreement have been paid in full.

Section 10.06  . Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

      ARTICLE 11
MISCELLANEOUS

Section 11.01  . Notices. (a) Except as provided in Section 11.01(b) below, all notices, requests, instructions and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (w) in the case of the Company or the Administrative Agent, at its address, facsimile number or telex number (if any) set forth on the signature pages hereof, (x) in the case of any Lender, at its address, facsimile number or telex number (if any) set forth in its Administrative Questionnaire, (y) in the case of any Eligible Subsidiary, to it in care of the Company or (z) in the case of any party hereto, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

(b)
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c)
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 11.02  . No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 11.03  . Expenses; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agents, including reasonable fees and disbursements of one special counsel (Davis Polk & Wardwell) for the Agents, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agents or any Lender, including reasonable fees and disbursements of counsel (including the cost of staff counsel when used in lieu of separate special counsel), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

(b)
The Company shall indemnify each Lender and its directors, officers and employees for, and hold each Lender and its directors, officers and employees harmless from and against (i) any and all damages, losses and other liabilities of any kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any kind, including, without limitation, reasonable fees and disbursements of counsel, including the cost of staff counsel where used in lieu of separate special counsel, and any other costs of defense, including, without limitation, costs of discovery and investigation, for such Lender and its officers and directors (all of which shall be paid or reimbursed by the Company within 30 days of receipt of an invoice thereof), suffered or incurred in connection with any investigative, administrative or judicial proceeding (whether or not such Lender shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that such Lender and its directors, officers and employees shall have no right to be indemnified or held harmless hereunder for the gross negligence or willful misconduct of such Lender or its directors, officers or employees as finally determined by a court of competent jurisdiction. The Company shall indemnify and hold harmless each Agent, in its capacity as an Agent hereunder, to the same extent that the Company indemnifies and holds harmless each Lender pursuant to this Section.

Section 11.04  . Sharing of Set-offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount then due with respect to the Loans and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount then due with respect to the Loans and Letter of Credit Liabilities held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and Letter of Credit Liabilities held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments shall be shared by the Lenders pro rata; provided that if at any time thereafter, the Lender that originally received such payment is required to repay (whether to the Company or to any other Person) all or any portion of such payment, each other Lender shall promptly (and in any event within five Domestic Business Days of its receipt of notification from such Lender requiring such repayment) repay to such Lender the portion of such payment previously received by it under this Section 11.04, together with such amount (if any) as is equal to the appropriate portion of any interest (in respect of the period during which such other Lender held such amount) such Lender shall have been obligated to pay when repaying such amount as aforesaid, in exchange for such participation in the Loans and Letter of Credit Liabilities of such other Lender as was previously purchased by such Lender. Nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower other than its indebtedness under the Loan Documents.

Section 11.05  . Amendments and Waivers. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (and, if the rights or duties of any Agent are affected thereby, by such Agent). Notwithstanding the foregoing, no such amendment or waiver shall,

(i)  unless signed by all affected Lenders,

(A)	increase any Commitment,

(B)	reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder,

(C)
postpone the date fixed for any payment of principal of or interest on any Loan or for reimbursement in respect of any Letter of Credit or interest thereon or any fees hereunder or for termination of any Commitment; or,

(ii)  unless signed by all Lenders,

(A)	release the Company from any obligation under Article 10,

(B)	change the percentage of the Credit Exposures, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement,

(C)	amend or waive the provisions of this Section 11.05; or

(iii)
unless signed by a Designated Lender or its Designating Lender, (A) subject such Designated Lender to any additional obligation, (B) affect its rights hereunder (unless the rights of all the Lenders hereunder are similarly affected) or (C) change this clause 11.05(a)(iii).

(b)
The exercise of the Borrower of its right to extend the Termination Date by operation of Section 2.01(c) shall not constitute an amendment subject to this Section 11.05. Furthermore, the exercise by the Company of its right to decrease the Commitments pursuant to Section 2.09 shall not be deemed to require the consent of any party to this Agreement. For the avoidance of doubt the exercise by the Company of its option to increase the aggregate amount of the Commitments pursuant to Section 2.20 shall not require the consent of any Person except for the consent of the Administrative Agent, any Additional Lender and each Lender whose Commitment is to be increased.

(c)
In addition, the Company and the Administrative Agent may mutually agree on supplemental or modified terms and procedures for the making of Competitive Bid Loans denominated in an Alternative Currency. Such terms and procedures shall govern Competitive Bid Loans covered thereby and made pursuant to Competitive Bid Quote Requests given after the Lenders shall have received notice of such supplemental or modified procedures, notwithstanding any inconsistent provisions in this Agreement.

Section 11.06  . Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement (other than in accordance with Section 5.04) without the prior written consent of all Lenders.

(b)
Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans and Letter of Credit Liabilities. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to any Borrower and the Agents, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Lender's Note. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder and under the Notes including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (A) (only to the extent such modification, amendment or waiver would increase the Commitment of such Lender), (B) or (C) of Section 11.05(a)(i) or to any modification, amendment or waiver that would have the effect of increasing the amount of a Participant's participation in such Lender's Commitment, in any such case without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest, subject to subsection (e) below and the foregoing provisions of this subsection (b). An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(c)
Any Lender may at any time assign to one or more Lenders or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit J hereto executed by such Assignee and such transferor Lender, with the subscribed consent of the Company, the Administrative Agent and each Issuing Lender, in each case not to be unreasonably withheld; provided that if an Assignee is (i) any Person which controls, is controlled by, or is under common control with, or is otherwise substantially affiliated with such transferor Lender or (ii) another Lender, no such consent of the Company or the Administrative Agent shall be required; and provided further that any assignment shall not be less than $5,000,000, or, if less, shall constitute an assignment of all of such Lender's rights and obligations under this Agreement and the Notes. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Company shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee and the transferor Lender and the original Note is canceled, and the Administrative Agent shall notify the other Agents of such assignment. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee of $3,500 for processing such assignment.

(d)
Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

(e)
No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Company's prior written consent, (ii) by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office or (iii) solely in the case of an Assignee, to the extent that the right to a greater payment results from a change in treaty, law, rule or regulation occurring after the date such Assignee became an Assignee.

Section 11.07  . Designated Lenders. (a) Subject to the provisions of this subsection (a), any Lender may at any time designate an Eligible Designee to provide all or a portion of the Loans to be made by such Lender pursuant to this Agreement; provided that such designation shall not be effective unless the Company and the Administrative Agent consent thereto in writing (which consents shall not be unreasonably withheld). When a Lender and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit K hereto (a "Designation Agreement") and the Company and the Administrative Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Loans to be made by such Designating Lender pursuant to Section 2.01 or 2.03, and the making of such Loans or portion thereof shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Loans or portion thereof were made by the Designating Lender. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Lender and (y) its Designating Lender shall remain solely responsible to the other parties hereto for the performance of such Designated Lender's obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it and its obligations to mitigate and make assignments under Article 8. No additional Note shall be required to evidence the Loans or portion thereof made by a Designated Lender; and the Designating Lender shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Company nor the Administrative Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may, with notice to (but without the prior written consent of) the Company and the Administrative Agent, (i) assign all or portions of its interest in any Loans to its Designating Lender or to any financial institutions consented to in writing by the Company and the Administrative Agent that provide liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by it and (ii) disclose on a confidential basis any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender.

(b)
Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Lender any bankruptcy, insolvency, reorganization or other similar proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Lender for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This subsection (b) shall survive the termination of this Agreement.

Section 11.08  . Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.09  . Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the fee agreements contemplated by Sections 2.08(b)(ii) and 7.09 constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 11.10  . Confidentiality. In addition to any confidentiality requirements under applicable law, each of the Agents and Lenders (each a "Lender Party" and, collectively, the "Lender Parties") agrees that through and including the later of (x) the Termination Date and (y) a date three years from the relevant Lender Party's receipt of the relevant information, it will take normal and reasonable precautions so that

(i)
all information provided to it by the Company, any Person on behalf of the Company, or by any other Lender Party on behalf of the Company, in connection with this Agreement or the transactions contemplated hereby will be held and treated by such Lender Party and its respective directors, affiliates, officers, agents and employees in confidence and

(ii)
neither it nor any of its respective directors, affiliates, officers, agents or employees shall, without the prior written consent of the Company, use any such information for any purpose or in any manner other than pursuant to the terms of and for the purposes contemplated by this Agreement.

Notwithstanding the immediately preceding sentence, any Lender Party may disclose any such information or portions thereof

(a)	that is or becomes publicly available other than through a breach by such Lender Party of its obligations hereunder;

(b)	that is also provided to such Lender Party by a Person other than the Company not in violation, to the actual knowledge of such Lender Party, of any duty of confidentiality;

 (c)   at the request of any bank regulatory authority or examiner;

 (d)   pursuant to subpoena or other court process;

 (e)   when required by applicable law;

(f)	at the written request or the express direction of any other authorized government agency;

(g)	on a confidential basis, to its independent auditors, counsel and other professional advisors in connection with their provision of professional services to such Lender Party;

(h)
to any (i) Participant or (ii) prospective Participant or prospective Lender, if such Participant, prospective Participant or prospective Lender (which prospective Lender is promptly identified to the Company), prior to any such disclosure, agrees in writing to keep such information confidential to the same extent required of the Lender Parties hereunder; or

(i)
to any affiliate of such Lender Party, solely to enable such affiliate to assess the creditworthiness of the Company in connection with any transaction between such affiliate and the Company or any of its Subsidiaries;

provided that any Lender Party's failure to comply with the provisions of this Section 11.10 shall not affect the obligations of the Company hereunder.

Section 11.11  . Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 11.12  . Termination of Existing Credit Agreement. The Company and each of the Lenders that is also a party to the Existing Credit Agreement agree that the "Commitments" as defined in the Existing Credit Agreement shall terminate in their entirety on the Effective Date. Each such Lender waives (a) any requirement of notice of such termination pursuant to Section 2.09 of the Existing Credit Agreement and (b) any claim to any commitment fees or other fees under the Existing Credit Agreement for any day on or after the Effective Date. The Company agrees that (i) no loans will be outstanding under the Existing Credit Agreement on or at any time after the Effective Date and (ii) all accrued and unpaid facility fees and other amounts due and payable under the Existing Credit Agreement on or before the Effective Date will be paid on or before the Effective Date.

Section 11.13  . Collateral. Each of the Lenders represents to the Agents and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 11.14  . Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against any Obligor or for any other reason, any payment under or in connection with this Agreement, is made or satisfied in a currency (the "Other Currency") other than that in which the relevant payment is due (the "Required Currency") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "Payee") to purchase the Required Currency with the other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, the Company shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such shortfall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

Section 11.15  . Patriot Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PRAXAIR, INC.

By:
Name:
Title:

39 Old Ridgebury Road
Danbury, CT 06810-5113
Telecopy number: (203) 837-2480
Attention: Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as Syndication Agent and Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., Spanish Branch as Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., Canada Branch as Lender

By:
Name:
Title:

CITIBANK, N.A., as Co-Documentation Agent and Lender

By:
Name:
Title:

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Co-Documentation Agent and Lender

By:
Name:
Title:

By:
Name:
Title:

ABN AMRO BANK N.V.

By:
Name:
Title:

By:
Name:
Title:

BANCO BILBAO VIZCAYA ARGENTARIA S.A.

By:
Name:
Title:

By:
Name:
Title:

BANCO SANTANDER CENTRAL HISPANO S.A., New York Branch

By:
Name:
Title:

By:
Name:
Title:

BANK OF TOKYO-MITSUBISHI, LTD.

By:
Name:
Title:

DEUTSCHE BANK A.G. NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

HSBC BANK USA, N.A.

By:
Name:
Title:

MELLON BANK, N.A.

By:
Name:
Title:

MERRILL LYNCH BANK USA

By:
Name:
Title:

SOCIETE GENERALE

By:
Name:
Title:

TORONTO DOMINION (TEXAS) LLC

By:
Name:
Title:

TORONTO DOMINION BANK

By:
Name:
Title:

PRICING SCHEDULE

The "Euro-Currency Margin", "CD Margin", "Letter of Credit Fee Rate" and "Facility Fee Rate" for any day are the respective percentages set forth below (in basis points per annum) in the applicable row under the column corresponding to the Status that exists on such day; provided that for any day on which Utilization exceeds 50%, the Euro-Currency Margin, the CD Margin and the Letter of Credit Fee Rate shall be increased by 10 basis points per annum:

Status	Level I	Level II	Level III	Level IV	Level V	Level VI
Euro-Currency Margin/Letter of Credit Fee Rate	10.00	14.00	17.50	31.00	43.50	55.00
Facility Fee Rate	5.00	6.00	7.50	9.00	11.50	15.00
CD Margin	22.50	26.50	30.00	43.50	56.00	67.50

For purposes of this Schedule, the following terms have the following meanings:

"Level I Status" exists at any date if, at such date, the Company's long-term debt is rated at least A+ by S&P or at least A1 by Moody's.

"Level II Status" exists at any date if, at such date, (i) the Company's long-term debt is rated at least A by S&P or at least A2 by Moody's and (ii) Level I Status does not exist.

"Level III Status" exists at any date if, at such date, (i) the Company's long-term debt is rated at least A- by S&P or at least A3 by Moody's and (ii) neither Level I Status or Level II Status exists.

"Level IV Status" exists at any date if, at such date, (i) the Company's long-term debt is rated at least BBB+ by S&P or at least Baa1 by Moody's and (ii) none of Level I Status, Level II Status or Level III Status exists.

"Level V Status" exists at any date if, at such date, (i) the Company's long-term debt is rated at least BBB by S&P or at least Baa2 by Moody's and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

"Level VI Status" exists at any date if, at such date, no other Status exists.

"Moody's" means Moody's Investors Service, Inc.

"S&P" means Standard & Poor's.

"Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, or Level V or Level VI Status exists at any date.

"Utilization" means at any date the percentage equivalent of a fraction (i) the numerator of which is the Total Outstanding Amount at such date, after giving effect to any borrowing or payment on such date and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

If there is a difference in rating levels between S&P and Moody's, then the higher rating shall be used to determine Status; provided that if the difference is more than one notch, a rating one notch higher than the lower of the two shall be used.

COMMITMENT SCHEDULE

BANK	COMMITMENT
JPMorgan Chase Bank, N.A.	$100,000,000
Bank of America, N.A.	$100,000,000
Citibank, N.A.	$90,000,000
Credit Suisse First Boson, acting through its Cayman Islands Branch	$90,000,000
ABN AMRO Bank N.V.	$70,000,000
Bank of Tokyo-Mitsubishi, Ltd.	$70,000,000
Deutsche Bank A.G. New York Branch	$70,000,000
HSBC Bank USA, N.A.	$70,000,000
Merrill Lynch Bank USA	$70,000,000
Banco Santander Central Hispano S.A.	$70,000,000
Banco Bilbao Vizcaya Argentaria S.A.	$50,000,000
Mellon Bank, N.A.	$50,000,000
Societe Generale	$50,000,000
Toronto Dominion Bank	$50,000,000
TOTAL	$1,000,000,000

MANDATORY COST

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank, in each case, in respect of the Loans.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Group of Loans of all the Lenders) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from an Applicable Lending Office in a member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating Economic and Monetary Union will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in the relevant Group of Loans of all the Lenders made from such Applicable Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from such Applicable Lending Office.

4.	The Additional Cost Rate for any Lender lending from an Applicable Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a) in relation to a Revolving Credit Loan denominated in Sterling:

AB + C (B-D) + E * 0.01    % per annum
100 - (A + C)

(b) in relation to a Loan denominated in any currency other than Sterling:

E * 0.01      % per annum
   300

Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which such Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Section 2.07(d) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which such Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5. For the purposes of this Schedule:

(a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e., 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.
If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.
Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a) the jurisdiction of its Applicable Lending Office; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with an Applicable Lending Office in the same jurisdiction as its Applicable Lending Office.

10.
The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

13.
The Administrative Agent may from time to time, after consultation with the Guarantor and the Lenders, determine and notify to all parties to this Agreement any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

EXHIBIT A

NOTE

                                                                                                                                                                                                                           New York, New York
                                                                                                                                                             _______________, 200_

For value received, [NAME OF BORROWER] (the "Borrower"), promises to pay to the order of _____________ (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made (i) if in Dollars, in lawful money of the United States in immediately available funds at the office of JPMorgan Chase Bank, N.A., at 270 Park Avenue, New York, New York or (ii) if in an Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative Currency at the place specified for payment thereof pursuant to the Credit Agreement.

All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This note is one of the Notes referred to in the Credit Agreement dated as of December 23, 2004 among Praxair, Inc., a Delaware corporation, the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent and Citibank, N.A. and Credit Suisse First Boston, as Co-Documentation Agents (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

[NAME OF BORROWER]
By:
Name:
Title:

Note (cont'd)

LOANS AND PAYMENTS OF PRINCIPAL

Date	Currency and Amount of Loan	Type of Loan	Principal Repaid	Maturity Date	Notation Made By

EXHIBIT B - Competitive Bid Quote Request

Form of Competitive Bid Quote Request

[Date]

To:	JPMorgan Chase Bank, N.A.

(the "Administrative Agent")

From:	[Name of Borrower] (the "Borrower")

Re:
Credit Agreement (as the same may be amended from time to time, the "Credit Agreement") dated as of December 23, 2004 among Praxair, Inc., the Eligible Subsidiaries referred to therein, the Lenders party thereto, the Administrative Agent, Bank of America, N.A., as Syndication Agent and Citibank, N.A. and Credit Suisse First Boston, as Co-Documentation Agents

We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing: __________________

Principal Amount*	Interest Period* *

[$]
[Can $]

Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the Applicable Interbank Offered Rate.]

Terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

[NAME OF BORROWER]

By:
Name:
Title:

* Amount must be not less than $5,000,000, and, in the case of Dollar-Denominated Loans, a multiple of $1,000,000.

** Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

EXHIBIT C - Invitation for Competitive Bid Quotes

Form of Invitation for Competitive Bid Quotes

To: [Name of Lender]

Re:	Invitation for Competitive Bid Quotes to [Name of Borrower] (the "Borrower")

Pursuant to Section 2.03 of the Credit Agreement dated as of December 23, 2004 among Praxair, Inc., the Eligible Subsidiaries referred to therein, the Lenders party thereto, the undersigned, as Administrative Agent, Bank of America, N.A., as Syndication Agent and Citibank, N.A. and Credit Suisse First Boston, as Co-Documentation Agents, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing: __________________

Principal Amount	Interest Period

[$]
[Can $]
Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the Applicable Interbank Offered Rate.]

Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

Terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Authorized Officer

EXHIBIT D - Competitive Bid Quote

Form of Competitive Bid Quote

To: JPMorgan Chase Bank, N.A., as Administrative Agent

Re: Competitive Bid Quote to [Name of Borrower] (the "Borrower")

In response to your invitation on behalf of the Borrower dated _____________, ____, we hereby make the following Competitive Bid Quote on the following terms:

1.	Quoting Lender: ________________________________
2.	Person to contact at Quoting Lender:
_____________________________
3.	Date of Borrowing: ____________________*
4.	We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal Amount**	Interest Period***	Competitive Bid [Margin****] [Absolute Rate*****]
[$]
[Can $]

[Provided, that the aggregate principal amount of Competitive Bid Loans for which the above offers may be accepted shall not exceed $____________.]**

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of December 23, 2004 among Praxair, Inc., the Eligible Subsidiaries referred to therein, the Lenders party thereto, yourselves, as Administrative Agent, Bank of America, N.A., as Syndication Agent and Citibank, N.A. and Credit Suisse First Boston, as Co-Documentation Agents, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

       Very truly yours,

[NAME OF BANK]

Dated:	By:
Authorized Officer

* As specified in the related Invitation.

** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Lender is willing to lend. Each bid must be not less than $5,000,000, and, in the case of Dollar-Denominated Loans, a multiple of $1,000,000.

*** Not less than one month (LIBOR auction) or not less than 7 days (Absolute Rate Auction), as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the Applicable Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000th of 1%) and specify whether "PLUS" or "MINUS".

***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

EXHIBIT G

ELECTION TO PARTICIPATE

________________ __, 200_

JPMorgan Chase Bank, N.A., as
Administrative Agent for
the Lenders party to the Credit
Agreement dated as of December 23, 2004
among Praxair, Inc.,
the Eligible Subsidiaries referred to therein,
such Lenders, the Administrative Agent,
Bank of America, N.A., as Syndication Agent
and Citibank, N.A. and Credit Suisse First Boston,
as Co-Documentation Agents
(as the same may be amended from time
to time, the "Credit Agreement")

Dear Sirs:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for purposes hereof the meanings provided therein.

The undersigned, [Name of Eligible Subsidiary], a [jurisdiction] [type of entity], hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article 9 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11.09 thereof, as if the undersigned were a signatory party thereto as an Eligible Subsidiary.

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,
[NAME OF ELIGIBLE SUBSIDIARY]
By:
Name:
Title:
The undersigned confirms that [Name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.

PRAXAIR, INC.

By:
Name:
Title:

Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT H

ELECTION TO TERMINATE

________________ __, 200_

JPMorgan Chase Bank, N.A., as
Administrative Agent for
the Lenders party to the Credit
Agreement dated as of December 23, 2004
among Praxair, Inc.,
the Eligible Subsidiaries referred to therein,
such Lenders, the Administrative Agent,
Bank of America, N.A., as Syndication Agent and
Citibank, N.A. and Credit Suisse First Boston,
as Co-Documentation Agents
(as the same may be amended from time
to time, the "Credit Agreement")

Dear Sirs:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for purposes hereof the meanings provided therein.

The undersigned, [Name of Eligible Subsidiary], a [jurisdiction] [type of entity], hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned represents and warrants that all principal and interest on all Loans made to the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or before the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned heretofore incurred under the Credit Agreement or any Note.

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,
[NAME OF ELIGIBLE SUBSIDIARY]
By:
Name:
Title:

The undersigned confirms that [Name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.

PRAXAIR, INC.
By:
Name:
Title:

Receipt of the above Election to Terminate is acknowledged on and as of the date set forth above.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT J

ASSIGNMENT AND ASSUMPTION AGREEMENT

AGREEMENT dated as of _________, 20__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), PRAXAIR, INC. (the "Company"), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the "Administrative Agent") and [ISSUING BANK(S)], as Issuing Lender(s).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of December 23, 2004 among the Company, the Eligible Subsidiaries referred to therein, the Assignor and the other Lenders party thereto, as Lenders, the Administrative Agent, Bank of America, N.A., as Syndication Agent and Citibank, N.A. and Credit Suisse First Boston, as Co-Documentation Agents (the "Credit Agreement");

WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans and participate in Letters of Credit in an aggregate Dollar Amount at any time outstanding not to exceed $___,000,000;

WHEREAS, [Syndicated] Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate Dollar Amount of $__________ are outstanding at the date hereof;

WHEREAS, Letters of Credit with a total Dollar Amount available for drawing thereunder of $__________ are outstanding at the date hereof; and

WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement and the other Loan Documents in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding [Syndicated] Loans and Letter of Credit Liabilities, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

Section 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement and the other Loan Documents to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Syndicated Loans made by, and Letter of Credit Liabilities of, the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

Section 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in immediately available funds the amount heretofore agreed between them.*  It is understood that facility and Letter of Credit fees accrued to the date hereof in respect of the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

Section 4. Consents. This Agreement is conditioned upon the consent of the Company, the Issuing Lenders and the Administrative Agent pursuant to Section 11.06 of the Credit Agreement; provided, if an Assignee is (i) any Person which controls, is controlled by, or is under common control with, or is otherwise substantially affiliated with such transferor Lender or (ii) another Lender, no such consent of the Company or the Administrative Agent shall be required. The execution of this Agreement by the Company, the Issuing Lenders and the Administrative Agent, as applicable, is evidence of this consent.

Section 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Company or any of its Subsidiaries, or the validity and enforceability of the obligations of the Company or any of its Subsidiaries in respect of any Loan Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company and its Subsidiaries.

Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]
By:
Title:

[ASSIGNEE]
By:
Title:

PRAXAIR, INC.

By:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Title:

[ISSUING BANK]

By:
Title:

* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

EXHIBIT K

DESIGNATION AGREEMENT

Reference is made to the Credit Agreement dated as of December 23, 2004 (as amended from time to time, the "Credit Agreement") among Praxair, Inc., a Delaware corporation (the "Company"), the Eligible Subsidiaries referred to therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the "Administrative Agent"), Bank of America, N.A., as Syndication Agent and Citibank, N.A. and Credit Suisse First Boston, as Co-Documentation Agents. Terms defined in the Credit Agreement are used herein with the same meaning. _________________ (the "Designator") and ________________ (the "Designee") agree as follows:

1.	The Designator designates the Designee as its Designated Lender under the Credit Agreement and the Designee accepts such designation.

2.
The Designator makes no representations or warranties and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3.
The Designee (i) confirms that it is an Eligible Designee; (ii) appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designee is obligated to deliver or has the right to receive thereunder; (iii) acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment or waiver of any provision of the Credit Agreement; and (iv) agrees that the Designee shall be bound by all such votes, approvals, amendments and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement, all subject to Section 11.05(a)(iii) of the Credit Agreement.

4.
The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Article 4 or delivered pursuant to Article 5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement and (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designator or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement.

5.
Following the execution of this Designation Agreement by the Designator and the Designee and the consent hereto by the Company, it will be delivered to the Administrative Agent for its consent. This Designation Agreement shall become effective when the Administrative Agent consents hereto or on any later date specified on the signature page hereof.

6.
Upon the effectiveness hereof, the Designee shall have the right to make Loans or portions thereof as a Lender pursuant to Section 2.01 or 2.03 of the Credit Agreement and the rights of a Lender related thereto. The making of any such Loans or portions thereof by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans or portions thereof were made by the Designator.

7.	This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date: ___________ __, 200_

[NAME OF DESIGNATOR]

By:
Name:
Title:

[NAME OF DESIGNEE]
By:
Name:
Title:

The undersigned consent to the foregoing designation.

PRAXAIR, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT L

EXTENSION AGREEMENT

JPMorgan Chase Bank, N.A.,
as Administrative Agent
under the Credit Agreement
referred to below
[Address]

Gentlemen:

The undersigned hereby agrees to extend, effective [Extension Date], the Termination Date under the Credit Agreement dated as of December 23, 2004 (as amended from time to time, the "Credit Agreement") among Praxair, Inc., a Delaware corporation (the "Company"), the Subsidiaries referred to therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the "Administrative Agent"), Bank of America, N.A., as Syndication Agent and Citibank, N.A. and Credit Suisse First Boston, as Co-Documentation Agents, for one year to [date to which the Termination Date is extended]. Terms defined in the Credit Agreement are used herein with the same meaning.

This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

[LENDERS]

By:
Name:
Title:

Agreed and accepted:

PRAXAIR, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title: